Exhibit 10.1

                         RECEIVABLES PURCHASE AGREEMENT


                          Dated as of October 22, 2001


                                      Among

                         LEXMARK RECEIVABLES CORPORATION

                                  as the Seller
                                  -------------

                                       and


                                   CIESCO L.P.

                                 as the Investor
                                 ---------------

                                       and


                                 CITIBANK, N.A.


                                       and


                          CITICORP NORTH AMERICA, INC.

                                  as the Agent
                                  ------------

                                       and


                           LEXMARK INTERNATIONAL, INC.

                       as Collection Agent and Originator
                       ----------------------------------

                                TABLE OF CONTENTS

                                                                                                     Page
                                                                                                     ----

PRELIMINARY STATEMENT........................ .........................................................1
                                                                                                       -

ARTICLE I

     DEFINITIONS.......................................................................................1
                                                                                                       -
                SECTION 1.01.  Certain Defined Terms...................................................1
                               ---------------------                                                   -
                SECTION 1.02.  Other Terms............................................................23
                               -----------                                                            --

ARTICLE II

     AMOUNTS AND TERMS OF THE PURCHASES...............................................................23
                                                                                                      --
                SECTION 2.01.  Purchase Facility......................................................23
                               -----------------                                                      --
                SECTION 2.02.  Making Purchases.......................................................24
                               ----------------                                                       --
                SECTION 2.03.  Receivable Interest Computation........................................25
                               -------------------------------                                        --
                SECTION 2.04.  Settlement Procedures..................................................25
                               ---------------------                                                  --
                SECTION 2.05.  Fees...................................................................30
                               ----                                                                   --
                SECTION 2.06.  Payments and Computations, Etc.........................................30
                               ------------------------------                                         --
                SECTION 2.07.  Dividing or Combining Receivable Interests.............................31
                               ------------------------------------------                             --
                SECTION 2.08.  Increased Costs........................................................31
                               ---------------                                                        --
                SECTION 2.09.  Additional Yield on Receivable Interests Bearing a Eurodollar Rate.....32
                               ------------------------------------------------------------------     --
                SECTION 2.10.  Taxes..................................................................32
                               -----                                                                  --
                SECTION 2.11.  Security Interest......................................................33
                               -----------------                                                      --

ARTICLE III

     CONDITIONS OF PURCHASES..........................................................................34
                                                                                                      --
                SECTION 3.01.  Conditions Precedent to Initial Purchase...............................34
                               ----------------------------------------                               --
                SECTION 3.02.  Conditions Precedent to All Purchases and Reinvestments................35
                               -------------------------------------------------------                --

ARTICLE IV

     REPRESENTATIONS AND WARRANTIES...................................................................36
                                                                                                      --
                SECTION 4.01.  Representations and Warranties of the Seller...........................36
                               --------------------------------------------                           --
                SECTION 4.02.  Representations and Warranties of the Collection Agent.................39
                               ------------------------------------------------------                 --
                                       -i-

                                                                                                     Page
                                                                                                     ----
ARTICLE V

     COVENANTS........................................................................................40
                                                                                                      --
                SECTION 5.01.  Covenants of the Seller................................................40
                               -----------------------                                                --
                SECTION 5.02.  Covenant of the Seller and the Originator..............................46
                               -----------------------------------------                              --

ARTICLE VI

     ADMINISTRATION AND COLLECTION OF POOL RECEIVABLES ...............................................47
                                                                                                      --
                SECTION 6.01.  Designation of Collection Agent........................................47
                               -------------------------------                                        --
                SECTION 6.02.  Duties of Collection Agent.............................................48
                               --------------------------                                             --
                SECTION 6.03.  Certain Rights of the Agent............................................49
                               ---------------------------                                            --
                SECTION 6.04.  Rights and Remedies....................................................50
                               -------------------                                                    --
                SECTION 6.05.  Further Actions Evidencing Purchases...................................50
                               ------------------------------------                                   --
                SECTION 6.06.  Covenants of the Collection Agent and the Originator...................51
                               ----------------------------------------------------                   --
                SECTION 6.07.  Indemnities by the Collection Agent....................................51
                               -----------------------------------                                    --
                SECTION 6.08.  Cash Collateral Account................................................52
                               -----------------------                                                --

ARTICLE VII

     EVENTS OF TERMINATION............................................................................53
                                                                                                      --
                SECTION 7.01.  Events of Termination..................................................53
                               ---------------------                                                  --

ARTICLE VIII

     THE AGENT .......................................................................................56
                                                                                                      --
                SECTION 8.01.  Authorization and Action...............................................56
                               ------------------------                                               --
                SECTION 8.02.  Agent's Reliance, Etc..................................................56
                               ---------------------                                                  --
                SECTION 8.03.  CNAI and Affiliates....................................................57
                               -------------------                                                    --
                SECTION 8.04.  Bank's Purchase Decision...............................................57
                               ------------------------                                               --

ARTICLE IX

     INDEMNIFICATION..................................................................................57
                                                                                                      --
                SECTION 9.01.  Indemnities by the Seller..............................................57
                               -------------------------                                              --

ARTICLE X

     MISCELLANEOUS....................................................................................60
                                                                                                      --
                SECTION 10.01.  Amendments, Etc.......................................................60
                                ---------------                                                       --
                                       ii

                                                                                                     Page
                                                                                                     ----
                SECTION 10.02.  Notices, Etc..........................................................60
                                ------------                                                          --
                SECTION 10.03.  Assignability.........................................................60
                                -------------                                                         --
                SECTION 10.04.  Costs, Expenses and Taxes.............................................61
                                -------------------------                                             --
                SECTION 10.05.  No Proceedings........................................................62
                                --------------                                                        --
                SECTION 10.06.  Confidentiality.......................................................62
                                ---------------                                                       --
                SECTION 10.07.  GOVERNING LAW.........................................................62
                                -------------                                                         --
                SECTION 10.08.  Execution in Counterparts.............................................63
                                -------------------------                                             --
                SECTION 10.09.  Survival of Termination...............................................63
                                -----------------------                                               --
                SECTION 10.10.  Consent to Jurisdiction...............................................63
                                -----------------------                                               --
                SECTION 10.11.  WAIVER OF JURY TRIAL..................................................63
                                --------------------                                                  --

                                    SCHEDULES
                                    ---------


SCHEDULE I        -        Lock-Box Banks
SCHEDULE II       -        Credit and Collection Policy

                                     ANNEXES
                                     -------

ANNEX A-1         -        Form of Monthly Report
ANNEX A-2         -        Form of Weekly Report
ANNEX A-3         -        Form of Daily Report
ANNEX B           -        Form of Lock-Box Agreement
ANNEX C           -        Form of Opinion of Counsel to
                           the Seller
ANNEX D           -        Assignment and Acceptance
ANNEX E           -        Form of Funds Transfer Letter

                                   RECEIVABLES
                               PURCHASE AGREEMENT

                          Dated as of October 22, 2001


                  LEXMARK RECEIVABLES CORPORATION, a Delaware corporation (the "Seller"), CIESCO L.P., a New York limited partnership, CITIBANK, N.A., and CITICORP NORTH AMERICA, INC., a Delaware corporation ("CNAI"), as agent (the "Agent") for the Investors and the Banks (as defined herein), and LEXMARK INTERNATIONAL, INC., a Delaware corporation, as Collection Agent and Originator, agree as follows:

                  PRELIMINARY STATEMENT. The Seller has acquired, and may continue to acquire, Receivables from the Originator (as hereinafter defined), either by purchase or by contribution to the capital of the Seller, as determined from time to time by the Seller and the Originator. The Seller is prepared to sell undivided fractional ownership interests (referred to herein as "Receivable Interests") in the Receivables. CIESCO may, in its sole discretion, purchase such Receivable Interests, and the Banks are prepared to purchase such Receivable Interests, in each case on the terms set forth herein. Accordingly, the parties agree as follows:


                                    ARTICLE I

                                   DEFINITIONS

                  SECTION 1.01. Certain Defined Terms. As used in this Agreement,the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

                  "Adjusted Eurodollar Rate" means, for any Fixed Period, an interest rate per annum equal to the rate per annum obtained by dividing (i) the Eurodollar Rate for such Fixed Period by (ii) a percentage equal to 100% minus the Eurodollar Rate Reserve Percentage for such Fixed Period.

                  "Adverse Claim" means a lien, security interest or other charge or encumbrance, or any other type of preferential arrangement.

                  "Affiliate" means, as to any Person, any other Person that, directly or indirectly, is in control of, is controlled by or is under common control with such Person or is a director or officer of such Person.

                   "Affiliated Obligor" means any Obligor that is an Affiliate of another Obligor.

                   "Agent's Account" means the special account (account number 38858248) of the Agent maintained at the office of Citibank at 399 Park Avenue, New York, New York.

                   "Allocation Percentage" means, at any time, the sum of the Receivable Interest percentages at such time, based on the information in the most recent Daily Report.

                   "Alternate Base Rate" means a fluctuating interest rate per annum as shall be in effect from time to time, which rate shall be at all times equal to the highest of:

                       (a) the rate of interest announced publicly by Citibank
                  in New York, New York, from time to time as Citibank's base rate;

                       (b) 1/2 of one percent above the latest three-week moving
                  average of secondary market morning offering rates in the United States for three-month certificates of deposit of major United States money market banks, such three-week moving average being determined weekly on each Monday (or, if such day is not a Business Day, on the next succeeding Business
                  Day) for the three-week period ending on the previous Friday by Citibank on the basis of such rates reported by certificate of deposit dealers to and published by the Federal Reserve Bank of New York or, if such publication shall be suspended or terminated, on the basis of quotations for such rates received by Citibank from three New York certificate of deposit dealers of recognized standing selected by Citibank, in either case adjusted to the nearest 1/4 of one percent or, if there is no nearest 1/4 of one percent, to the next higher 1/4 of one percent; and

                       (c) the Federal Funds Rate.

                  "Applicable Margin" means, at any time, a rate per annum equal to the sum of (x) the then applicable "Eurocurrency Margin" plus (y) the then
                                                            ----
applicable "Facility Fee Rate" (in each case, as set forth in the definition of "Applicable Rate" in the Credit Facility) plus (z) 0.25%.
                                          ----

                  "Asset Purchase Agreement" means (a) in the case of any Bank other than Citibank, the asset purchase agreement entered into by such Bank concurrently with the Assignment and Acceptance pursuant to which it became party to this Agreement and (b) in the case of Citibank, the secondary market agreement, asset purchase agreement or other similar liquidity agreement entered into by Citibank for the benefit of CIESCO, to the extent relating to the sale or transfer of interests in Receivable Interests.

                  "Assignee Rate" for any Fixed Period for any Receivable Interest means an interest rate per annum equal to the Applicable Margin at such time plus the Eurodollar Rate for such Fixed Period; provided, however, that in
     ----                                            --------  -------
case of:

                       (i) any Fixed Period on or prior to the first day of
                  which an Investor or Bank shall have notified the Agent that the introduction of or any change in or in the interpretation of any law or regulation makes it unlawful, or any central bank or other governmental authority asserts that it is unlawful, for such Investor or Bank to fund such Receivable Interest at the Assignee Rate set forth above (and such Investor or Bank shall not have subsequently notified the Agent that such circumstances no longer exist),

                       (ii) any Fixed Period of one to (and including) 29 days
                  (it being understood and agreed that this clause (ii) shall not be applicable to a Fixed Period for which Yield is to be computed by reference to the Eurodollar Rate that is intended to have a one-month duration but due solely to LIBOR interest period convention the duration thereof will be less than 30 days),

                       (iii) any Fixed Period as to which the Agent does not
                  receive notice, by no later than 12:00 noon (New York City time) on the third Business Day preceding the first day of such Fixed Period, that the related Receivable Interest will not be funded by issuance of commercial paper, or

                       (iv) any Fixed Period for a Receivable Interest the
                  Capital of which allocated to the Investors or the Banks is less than $500,000,

the "Assignee Rate" for such Fixed Period shall be an interest rate per annum equal to the Alternate Base Rate in effect from time to time during such Fixed Period; provided further that the Agent and the Seller may agree in writing from
        ----------------
time to time upon a different "Assignee Rate".

                  "Assignment and Acceptance" means an assignment and acceptance agreement entered into by a Bank, an Eligible Assignee and the Agent, pursuant to which such Eligible Assignee may become a party to this Agreement, in substantially the form of Annex D hereto.

                  "Bank Commitment" of any Bank means, (a) with respect to Citibank, $225,000,000 or such amount as reduced by any Assignment and Acceptance entered into between Citibank and other Banks; or (b) with respect to a Bank that has entered into an Assignment and Acceptance, the amount set forth therein as such Bank's Bank Commitment, in each case as such amount may be reduced by an Assignment and Acceptance entered into between such Bank and an Eligible Assignee, and as may be further reduced (or terminated) pursuant to the next sentence. Any reduction (or termination) of the Purchase Limit pursuant to the terms of this Agreement shall reduce ratably (or terminate) each Bank's Bank Commitment.

                  "Banks" means Citibank and each Eligible Assignee that shall become a party to this Agreement pursuant to Section 10.03.

                  "Business Day" means any day on which (i) banks are not authorized or required to close in New York City, and (ii) if this definition of "Business Day" is utilized in connection with the Eurodollar Rate, dealings are carried out in the London interbank market.

                  "Capital" of any Receivable Interest means the original amount paid to the Seller for such Receivable Interest at the time of its purchase by CIESCO or a Bank pursuant to this Agreement, or such amount divided or combined in accordance with Section 2.07, in each case reduced from time to time by Collections distributed on account of such Capital pursuant to Section 2.04(d); provided that if such Capital shall have been reduced by any distribution and
--------
thereafter all or a portion of such distribution is rescinded or must otherwise be returned for any reason, such Capital shall be increased by the amount of such rescinded or returned distribution, as though it had not been made.

                  "Cash Collateral Account" has the meaning specified in Section 6.08.

                  "Cash Collateral Agreement" has the meaning specified in
Section 6.08.

                   "Cash Collateral Bank" has the meaning specified in Section 6.08.

                  "Cash Control Triggering Event" means the occurrence of any of the following: (i) (A) the Agent shall send a notice of an Event of Termination or (B) an Event of Termination under Section 7.01(g) shall occur, (ii) an Incipient Event of Termination shall occur pursuant to Section 7.01(c), (iii) there shall occur (in the Agent's reasonable judgment) a material adverse change in collectibility of more than 20% of the Receivables in the Receivables Pool or
(iv) a Level II Downgrade Event shall occur.

                  "CIESCO" means CIESCO L.P. and any successor or assign of CIESCO that is a receivables investment company which in the ordinary course of its business issues commercial paper or other securities to fund its acquisition and maintenance of receivables.

                  "Citibank" means Citibank, N.A., a national banking association.

                  "Code" means the Internal Revenue Code of 1986, as amended from time to time.

                  "Collection Agent" means at any time the Person then authorized pursuant to Section 6.01 to administer and collect Pool Receivables.

                  "Collection Agent Default" means the occurrence of an Event of Termination described in Sections 7.01(a), 7.01(c), 7.01(e) or 7.01(g), in each case with respect to the Collection Agent.

                  "Collection Agent Fee" has the meaning specified in Section 2.05(a).

                  "Collection Delay Period" means 10 days.

                  "Collections" means, with respect to any Receivable, all cash collections and other cash proceeds of such Receivable, including, without limitation, all cash proceeds of Related Security with respect to such Receivable, and any Collection of such Receivable deemed to have been received pursuant to Section 2.04.

                  "Commitment Termination Date" means the earliest of (a) October 21, 2002, unless, prior to such date (or the date so extended pursuant to this clause), upon the Seller's request, made not more than 90 nor less than 45 days prior to the then Commitment Termination Date, one or more Banks having Bank Commitments equal to 100% of the Purchase Limit shall in their sole discretion consent, which consent shall be given not more than 30 days prior to the then Commitment Termination Date, to the extension of the Commitment Termination Date to the date occurring 364 days after the then Commitment Termination Date; provided, however, that any failure of any Bank to respond to
                  --------
the Seller's request for such extension shall be deemed a denial of such request by such Bank, (b) the Facility Termination Date, (c) the date determined pursuant to Section 7.01, and (d) the date the Purchase Limit reduces to zero pursuant to Section 2.01(b).

                  "Concentration Limit" at any time means (x) for any Group A Obligor, 20%, (y) for any Group B Obligor, 10%, and (z) for any Group C Obligor 5%, or such other higher percentage ("Special Concentration Limit") for such
                                      ---------------------------
Obligor or Obligor Group designated by the Agent in a writing delivered to the Seller; provided that in the case of an Obligor with any Affiliated Obligor, the
        --------
Concentration Limit shall be calculated as if such Obligor and such Affiliated Obligor are one Obligor; provided further that the Agent may cancel any Special
                         -------- -------
Concentration Limit upon three Business Days' notice to the Seller.

                  "Consolidated EBITDA" has the meaning set forth in such definition in the Credit Facility as in effect on the date hereof and any additional defined terms used in such definition shall have their meanings as in effect on the date hereof.

                  "Consolidated Interest Coverage Ratio" means, for any period, the ratio of (a) Consolidated EBITDA for such period to (b) Consolidated Interest Expense for such period.

                  "Consolidated Interest Expense" has the meaning set forth in such definition in the Credit Facility as in effect on the date hereof and any additional defined terms used in such definition shall have their meanings as in effect on the date hereof.

                  "Consolidated Leverage Ratio" means, at any date, the ratio of
(a) Consolidated Total Debt on such date to (b) Consolidated EBITDA for the period of four consecutive fiscal quarters ending with the most recent fiscal quarter for which the relevant financial information is available.

                  "Consolidated Total Debt" has the meaning set forth in such definition in the Credit Facility as in effect on the date hereof and any additional defined terms used in such definition shall have their meanings as in effect on the date hereof.

                  "Contract" means an agreement between the Originator and an Obligor, substantially in the form of one of the written contracts or (in the case of any open account agreement) one of the invoices approved by the Agent, pursuant to or under which such Obligor shall be obligated to pay for merchandise, insurance or services from time to time.

                  "CP Fixed Period Date" means, for any Receivable Interest, the date of purchase of such Receivable Interest and thereafter the 20th day of each calendar month (or, if such day is not a Business Day, the immediately succeeding Business Day) or any other day as shall have been agreed to in writing by the Agent and the Seller prior to the first day of the preceding Fixed Period for such Receivable Interest or, if there is no preceding Fixed Period, prior to the first day of such Fixed Period.

                  "Credit and Collection Policy" means those receivables credit and collection policies and practices of the Seller in effect on the date of this Agreement and described in Schedule II hereto, as modified in compliance with this Agreement.

                  "Credit Facility" means the Credit Agreement, dated as of January 27, 1998 among the Originator, as borrower, the lenders party thereto, Fleet National Bank, as documentation agent, Morgan Guaranty Trust Company of New York, as syndication agent and The Chase Manhattan Bank, as administrative agent, as amended, restated, modified or supplemented from time to time, and all agreements, documents and instruments executed in connection therewith together with any replacement facility or refinancing thereof entered into by the Originator.

                  "Cure Period" means the period beginning on and including a Pool Non-compliance Date and ending on but excluding the earlier of (a) the first date thereafter on which the Net Receivables Pool Balance equals or exceeds the Required Net Receivables Pool Balance and (b) the Business Day following the delivery of the next Daily Report.

                  "Daily Report" means a report in substantially the form of Annex A-3 hereto and containing such additional information as the Agent may reasonably request from time to time, furnished by the Collection Agent to the Agent pursuant to Section 6.02(g)(iii) following the occurrence of a Level II Downgrade Event.

                  "Days Sales Outstanding" means, on any date, an amount equal to

                                    [OBPR x 91] + CDP
                                     ----
                                       S

                  where:

                           OBPR = the aggregate Outstanding Balance of all
                                  Receivables at the end of the most recently ended month.

                           S    = the aggregate Outstanding Balance (in each
                                  case at the time of creation) of all
                                  Receivables created during the most recently ended three month period.

                           CDP  = the Collection Delay Period.

                   "Debt" means (i) indebtedness for borrowed money, (ii) obligations evidenced by bonds, debentures, notes or other similar instruments,
(iii) obligations to pay the deferred purchase price of property or services (but excluding trade accounts payable or accrued liabilities arising in the ordinary course of business consistent with past practices), (iv) obligations as lessee under leases which shall have been or should be, in accordance with GAAP, recorded as capital leases, and (v) obligations under direct or indirect guaranties in respect of, and obligations (contingent or otherwise) to purchase or otherwise acquire, or otherwise to assure a creditor against loss in respect of, indebtedness or obligations of others of the kinds referred to in clauses
(i) through (iv) above.

                  "Debt Rating" for any Person, means the rating by S&P or Moody's of such Person's long-term public senior unsecured non-credit-enhanced debt.

                  "Default Ratio" means the ratio (expressed as a percentage) computed as of the last day of each calendar month by dividing (i) the sum of the aggregate Outstanding Balances of all Originator Receivables that were Defaulted Receivables as of the last day of each of the three most recently ended calendar months (including the calendar month then ending), or that would have been Defaulted Receivables as of the last day of the applicable month had they not been written off the books of the Originator or the Seller during the applicable month, by (ii) the sum of the aggregate Outstanding Balances of all Originator Receivables as of the last day of each of the three most recently ended calendar months (including the calendar month then ending).

                  "Defaulted Receivable" means an Originator Receivable:

                       (i) as to which any payment, or part thereof, remains
                  unpaid for 91 or more days from the original due date for such payment;

                       (ii) as to which the Obligor thereof or any other Person
                  obligated thereon or owning any Related Security in respect thereof has taken any action, or suffered any event to occur, of the type described in Section 7.01(g); or

                       (iii) which, consistent with the Credit and Collection
                  Policy, would be written off the Originator's or the Seller's books as uncollectible.

                  "Deferred Purchase Price" has the meaning specified in the Originator Purchase Agreement.

                  "Delinquency Ratio" means the ratio (expressed as a percentage) computed as of the last day of each calendar month by dividing (i) the aggregate Outstanding Balances of all Originator Receivables that were Delinquent Receivables as of the last day of each of the three most recently ended calendar months (including the calendar month then ending) by (ii) the aggregate Outstanding Balances of all Originator Receivables as of the last day of each of the three most recently ended calendar months (including the calendar month then ending).

                  "Delinquent Receivable" means an Originator Receivable that is not a Defaulted Receivable and:

                       (i) as to which any payment, or part thereof, remains
                  unpaid for 31 or more days from the original due date for such payment; or

                       (ii) which, consistent with the Credit and Collection
                  Policy, would be classified as delinquent by the Originator or the Seller.

                  "Deposit Date" means each day on which any Collections are deposited in any of the Lock-Box Accounts or on which the Collection Agent shall receive Collections of Pool Receivables.

                  "Designated Obligor" means, at any time, each Obligor; provided, however, that with respect to any Group C Obligor, if the Agent has determined to de-designate such Designated Obligor for bona fide credit-related reasons, such Group C Obligor shall cease to be a Designated Obligor upon three Business Days' notice by the Agent to the Seller.

                  "Diluted Receivable" means that portion (and only that portion) of any Originator Receivable which is either (a) reduced or canceled as a result of (i) any defective, rejected or returned merchandise or services or any failure by the Originator to deliver any merchandise or provide any services or otherwise to perform under the underlying Contract or invoice, (ii) any change in the terms of or cancellation of, a Contract or invoice or any cash discount, discount for quick payment or other adjustment by the Originator which reduces the amount payable by the Obligor on the related Originator Receivable (except any such change or cancellation resulting from or relating to the financial inability to pay or insolvency of the Obligor of such Originator Receivable) or (iii) any set-off by an Obligor in respect of any claim by such Obligor as to amounts owed by it on the related Originator Receivable (whether such claim arises out of the same or a related transaction or an unrelated transaction) or (b) subject to any specific dispute, offset, counterclaim or defense whatsoever (except the discharge in bankruptcy of the Obligor thereof); provided that Diluted Receivables are calculated assuming that all chargebacks
--------
are resolved in the Obligor's favor and do not include contractual adjustments to the amount payable by an Obligor that are eliminated from the Originator Receivables balance sold to the Seller through a reduction in the purchase price for the related Originator Receivable.

                  "Dilution Horizon Factor" means, as of any date, a ratio computed by dividing (i) the aggregate original Outstanding Balance of all Originator Receivables created by the

Originator during the three most recently ended calendar months by (ii) the Outstanding Balance of Originator Receivables (other than Defaulted Receivables) as at the last day of the most recently ended calendar month.

                  "Dilution Percentage" means, as of any date, the product of
(a) the sum of (i) the product of (x) 1.5, multiplied by (y) the average of the Dilution Ratios for each of the twelve most recently ended calendar months, plus
(ii) the Dilution Volatility Ratio as at the last day of the most recently ended calendar month, multiplied by (b) the Dilution Horizon Factor as of such date.

                  "Dilution Ratio" means, as of any date, the ratio (expressed as a percentage) computed for the most recently ended calendar month by dividing
(i) the aggregate amount of Originator Receivables which became Diluted Receivables during such calendar month by (ii) the aggregate Outstanding Balance (in each case, at the time of creation) of all Originator Receivables created during the third calendar month immediately preceding such calendar month.

                  "Dilution Reserve" means, for any Receivable Interest on any date $0, unless (i) a Dilution Reserve Trigger Event (but no Level I Downgrade Event) shall have occurred and be continuing in which case the "Dilution Reserve" for each Receivable Interest on such date shall be an amount equal to:

                                  0.5 x ADR x NPRB
                  where:

                           ADR  = the average Dilution Ratio for the twelve most
                                  recently ended months.

                           NRPB = the Net Receivables Pool Balance at the time
                                  of computation;

or (ii) a Level I Downgrade Event shall have occurred and be continuing in which case the "Dilution Reserve" for each Receivable Interest on such date shall be an amount equal to:

                                    DP x NRPB
                  where:

                            DP   = the Dilution Percentage for such Receivable
                                   Interest on such date.

                            NRPB = the Net Receivables Pool Balance at the time
                                   of computation.

                  "Dilution Reserve Trigger Event" means the Debt Rating of the Originator is rated lower than BBB by S&P or lower than Baa2 by Moody's but no Level I Downgrade Event shall have occurred and be continuing.

                  "Dilution Volatility Ratio" means, as of any date, a ratio (expressed as a percentage) equal to the product of (a) the highest of the Dilution Ratios calculated for each of the twelve most recently ended calendar months minus the average of the Dilution Ratios for each of the twelve most recently ended calendar months, and (b) a ratio calculated by dividing the highest of the Dilution Ratios calculated for each of the twelve most recently ended calendar months by the average of the Dilution Ratios for each of the twelve most recently ended calendar months.

                  "Downgraded Loss Horizon Factor" means, as of any date, ratio computed by dividing (i) the aggregate Outstanding Balance (in each case, at the time of creation) of all Originator Receivables created by the Originator during the four most recently ended calendar months by (ii) the Outstanding Balance of Originator Receivables (other than Defaulted Receivables) as at the last day of the most recently ended calendar month.

                  "Downgraded Loss Percentage" means, as of any date, the greatest of (a) the product of (i) two multiplied by (ii) the Downgraded Loss Horizon Factor as of the last day of the most recently ended calendar month multiplied by (iii) the highest of the Downgraded Loss Ratios for the twelve most recently ended calendar months, (b) four times the Concentration Limit applicable to Group C Obligors and (c) 20%.

                  "Downgraded Loss Ratio" means, as of any date, the average of the ratios (each expressed as a percentage) for each of the three most recently ended calendar months computed for each such month by dividing (a) the sum of the aggregate Outstanding Balance of Originator Receivables which were 91-120 days past due (or otherwise would have been classified during such month as Defaulted Receivables in accordance with clauses (ii) or (iii) of the definition of "Defaulted Receivables") as at the last day of such month plus (without duplication) write-offs (which are less than 91 days past due) during such month, by (b) the aggregate Outstanding Balance (in each case, at the time of creation) of Originator Receivables created during the fourth preceding month.

                  "E-Mail Report" has the meaning specified in Section 6.02(g).

                  "Eligible Assignee" means CNAI, any of its Affiliates, any Person managed by Citibank, CNAI or any of their Affiliates, or any financial or other institution acceptable to the Agent.

                  "Eligible Receivable" means, at any time, a Receivable:

                       (i) the Obligor of which is a United States resident
                  (and shall include without limitation, Government Obligors, state and local governments of jurisdictions located in the United States, or any agency or subdivision thereof) and is not an Affiliate of any of the parties hereto;

                       (ii) the Obligor of which, at the later of the date of
                  this Agreement and the date such Receivable is created, is a Designated Obligor;

                       (iii) which is not a Defaulted Receivable and the Obligor
                  of which is not the Obligor of any Defaulted Receivables which in the aggregate constitute 25% or more of the aggregate Outstanding Balance of all Receivables of such Obligor;

                       (iv) which, according to the Contract related thereto, is
                  required to be paid in full within 90 days of the original billing date therefor;

                       (v) which is an obligation representing all or part of
                  the sales price of merchandise, insurance or services within the meaning of Section 3(c)(5) of the Investment Company Act of 1940, as amended, and the nature of which is such that its purchase with the proceeds of notes would constitute a "current transaction" within the meaning of Section 3(a)(3) of the Securities Act of 1933, as amended;

                       (vi) which is an "account" within the meaning of Article
                  9 of the UCC of the applicable jurisdictions governing the perfection of the interest created by a Receivable Interest;

                       (vii) which is denominated and payable only in United
                  States dollars in the United States;

                       (viii) which arises under a Contract which, together with
                  such Receivable, is in full force and effect and constitutes the legal, valid and binding obligation of the Obligor of such Receivable and is not subject to any Adverse Claim or any dispute, offset, counterclaim or defense whatsoever (except the potential discharge in bankruptcy of such Obligor);

                       (ix) which, together with the Contract related thereto,
                  does not contravene in any material respect any laws, rules or regulations applicable thereto (including, without limitation, laws, rules and regulations relating to usury, consumer protection, truth in lending, fair credit billing, fair credit reporting, equal credit opportunity, fair debt collection practices and privacy) and with respect to which none of the Seller, the Originator or the Obligor is in violation of any such law, rule or regulation in any material respect;

                       (x) Intentionally omitted;

                       (xi) which was generated in the ordinary course of the
                  Originator's business;

                       (xii) which has not been extended, rewritten or otherwise
                  modified from the original terms thereof (except as permitted by Section 6.02(c);

                       (xiii) the transfer, sale or assignment of which does not
                  contravene any applicable law, rule or regulation;

                       (xiv) which satisfies all applicable requirements of the
                  Credit and Collection Policy; and

                       (xv) as to which, at or prior to the later of the date of
                  this Agreement and the date such Receivable is created, the Agent has not notified the Seller that such Receivable (or class of Receivables) is no longer acceptable for purchase by CIESCO and the Banks hereunder for bona fide credit-related reasons.

                  "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time.

                  "ERISA Affiliate" means any trade or business (whether or not incorporated) that, together with the Seller, is treated as a single employer under Section 414(b) or (c) of the Code or, solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under
Section 414 of the Code.

                  "ERISA Event" means (a) any "reportable event", as defined in
Section 4043 of ERISA or the regulations issued thereunder with respect to a Plan (other than an event for which the 30-day notice period is waived); (b) the existence with respect to any Plan of an "accumulated finding deficiency" (as defined in Section 412 of the Code or Section 302 of ERISA), whether or not waived; (c) the filing pursuant to Section 412(d) of the Code or Section 303(d) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan; (d) the incurrence by the Seller or any ERISA Affiliate of any liability under Title IV of ERISA with respect to the termination of any Plan; (e) the receipt by the Seller or any ERISA Affiliate from the PBGC or a plan administrator of any notice relating to an intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan; (f) the incurrence by the Seller or any ERISA Affiliate of any liability with respect to the withdrawal or partial withdrawal form any Plan or Multiemployer Plan; or (g) the receipt by the Seller or any ERISA Affiliate of any notice, or the receipt by any Multiemployer Plan from the Seller or any ERISA Affiliate of any notice, concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA.

                  "Eurocurrency Liabilities" has the meaning assigned to that term in Regulation D of the Board of Governors of the Federal Reserve System, as in effect from time to time.

                  "Eurodollar Rate" means, for any Fixed Period, an interest rate per annum equal to the rate per annum at which deposits in U.S. dollars are offered by the principal office of Citibank in London, England to prime banks in the London interbank market at 11:00 A.M. (London Time) two Business Days before the first day of such Fixed Period in an amount substantially equal to the Capital associated with such Fixed Period on such first day and for a period equal to such Fixed Period.

                  "Eurodollar Rate Reserve Percentage" of any Investor or Bank for any Fixed Period in respect of which Yield is computed by reference to the Eurodollar Rate means the reserve percentage applicable two Business Days before the first day of such Fixed Period under regulations issued from time to time by the Board of Governors of the Federal Reserve System (or any successor) (or if more than one such percentage shall be applicable, the daily average of such percentages for those days in such Fixed Period during which any such percentage shall be so applicable) for determining the maximum reserve requirement (including, without limitation, any emergency, supplemental or other marginal reserve requirement) for such Investor or Bank with respect to liabilities or assets consisting of or including Eurocurrency Liabilities (or with respect to any other category of liabilities that includes deposits by reference to which the interest rate on Eurocurrency Liabilities is determined) having a term equal to such Fixed Period.

                  "Event of Termination" has the meaning specified in Section 7.01.

                  "Excluded Receivables" means the payment obligations of (i) KeyTronicEMS Co., (ii) any Obligor located outside of the fifty states of the United States and the District of Columbia, but solely to the extent such payment obligation arises from goods delivered or services rendered exclusively outside of the fifty states of the United States and the District of Columbia, and (iii) any Obligor of the Lexmark Solution Services business of the Originator (but only with respect to such Obligor's payment obligations to the Lexmark Solution Services business), in each case resulting from the provision or sale of merchandise, insurance or services by the Originator under a Contract.

                  "Existing Receivables Purchase Agreement" means the Amended and Restated Receivables Purchase Agreement, dated as of March 31, 1998 among the Originator, the Seller, Delaware Funding Corporation and Morgan Guaranty Trust Company of New York, as amended from time to time.

                  "Facility Termination Date" means the earliest of (a) October 19, 2004 or (b) the date determined pursuant to Section 7.01 or (c) the date the Purchase Limit reduces to zero pursuant to Section 2.01(b) or (d) the Commitment Termination Date.

                  "Federal Funds Rate" means, for any period, a fluctuating interest rate per annum equal for each day during such period to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by the Agent from three Federal funds brokers of recognized standing selected by it.

                  "Fee Agreement" has the meaning specified in Section 2.05(b).

                  "Fees" has the meaning specified in Section 2.05(b).

                  "Fixed Period" means, with respect to any Receivable Interest:

                  (a) in the case of any Fixed Period in respect of which Yield is computed by reference to the Investor Rate, each successive period commencing on each CP Fixed Period Date for such Receivable Interest and ending on the next succeeding CP Fixed Period Date for such Receivable Interest; and

                  (b) in the case of any Fixed Period in respect of which Yield is computed by reference to the Assignee Rate, each successive period of from one to and including 29 days, or a period of one, two or three months, as the Seller shall select and the Agent may approve on notice by the Seller received by the Agent (including notice by telephone, confirmed in writing) not later than 11:00 A.M. (New York City time) on (A) the day which occurs three Business Days before the first day of such Fixed Period (in the case of Fixed Periods in respect of which Yield is computed by reference to the Eurodollar Rate) or (B) the first day of such Fixed Period (in the case of Fixed Periods in respect of which Yield is computed by reference to the Alternate Base Rate), each such Fixed Period for such Receivable Interest to commence on the last day of the immediately preceding Fixed Period for such Receivable Interest (or, if there is no such Fixed Period, on the date of purchase of such Receivable Interest), except that if the Agent ------ shall not have received such notice, or the Agent and the Seller shall not have so mutually agreed, before 11:00 A.M. (New York City time) on such day, such Fixed Period shall be one day;

provided, however, that:
--------  -------

                           (i) any Fixed Period (other than of one day) which would otherwise end on a day which is not a Business Day shall be extended to the next succeeding Business Day (provided, however, if Yield in respect of such
                                --------  -------
                           Fixed Period is computed by reference to the Eurodollar Rate, and such Fixed Period would otherwise end on a day which is not a Business Day, and there is no subsequent Business Day in the same calendar month as such day, such Fixed Period shall end on the next preceding Business Day);

                           (ii) in the case of any Fixed Period of one day, (A) if such Fixed Period is the initial Fixed Period for a Receivable Interest, such Fixed Period shall be the day of the purchase of such Receivable Interest; (B) any subsequently occurring Fixed Period which is one day shall, if the immediately preceding Fixed Period is more than one day, be the last day of such immediately preceding Fixed Period and, if the immediately preceding Fixed Period is one day, be the day next following such immediately preceding Fixed Period; and (C) if such Fixed Period occurs on a day immediately preceding a day which is not a Business Day, such Fixed Period shall be extended to the next succeeding Business Day; and

                           (iii) in the case of any Fixed Period for any Receivable Interest which commences before the Termination Date for such Receivable Interest and would otherwise end on a date occurring after such Termination Date, such Fixed Period shall end on such Termination Date and the duration of each Fixed Period which commences on or after the Termination Date for such Receivable Interest shall be of such duration (including, without limitation, one day) as shall be selected by the Agent or, in the absence of any such selection, each period of thirty days from the last day of the immediately preceding Fixed Period.

                  "Funds Transfer Letter" means a letter in substantially the form of Annex E hereto executed and delivered by the Seller to the Agent, as the same may be amended or restated in accordance with the terms thereof.

                  "GAAP" means generally accepted accounting principles in the United States of America.

                  "Government Obligor" means an Obligor which is the federal government of the United States of America or a subdivision or agency thereof.

                  "Group A Obligor" means any Obligor whose (or if such Obligor is a subsidiary of another Person, whose ultimate parent's) unsecured short-term senior non-credit-enhanced debt, is rated no lower than A-1 by S&P and P-1 by Moody's, if such rating exists, or if such Obligor's unsecured short-term senior non-credit-enhanced debt is not rated by either S&P or Moody's, such Obligor's Debt Rating, if such rating exists, is no lower than A by S&P and A2 by Moody's; provided, that if none of the foregoing ratings exist, such Obligor shall not be
--------
a "Group A Obligor".

                  "Group B Obligor" means any Obligor (i) which is not a Group A Obligor and (ii) whose (or if such Obligor is a subsidiary of another Person, whose ultimate parent's) unsecured short-term senior non-credit-enhanced debt is rated no lower than A-3 by S&P and P-3 by Moody's, if such rating exists, or if such Obligor's unsecured short-term senior non-credit-enhanced debt is not rated by either S&P or Moody's, such Obligor's Debt Rating is no lower than BBB- by S&P and Baa3 by Moody's; provided, that if none of the foregoing ratings exist,
                         --------
such Obligor shall not be a "Group B Obligor".

                  "Group C Obligor" means any Obligor which is not a Group A Obligor or a Group B Obligor.

                  "Incipient Event of Termination" means an event that but for notice or lapse of time or both would constitute an Event of Termination.

                  "Investor" means CIESCO and all other owners by assignment or otherwise of a Receivable Interest originally purchased by CIESCO and, to the extent of the undivided interests so purchased, shall include any participants.

                  "Investor Rate" for any Fixed Period for any Receivable Interest means the per annum rate equivalent to the weighted average of the per annum rates paid or payable by CIESCO from time to time as interest on or otherwise (by means of interest rate hedges or otherwise) in respect of those promissory notes issued by CIESCO that are allocated, in whole or in part, by the Agent (on behalf of CIESCO) to fund the purchase or maintenance of such Receivable Interest during such Fixed Period as determined by the Agent (on behalf of CIESCO) and reported to the Seller and, if the Collection Agent is not the Seller, the Collection Agent, which rates shall reflect and give effect to the commissions of placement agents and dealers in respect of such promissory notes, to the extent such commissions are allocated, in whole or in part, to such promissory notes by the Agent (on behalf of CIESCO); provided, however, that if any component of such rate is a discount rate, in calculating the "Investor Rate" for such Fixed Period the Agent shall for such component use the rate resulting from converting such discount rate to an interest bearing equivalent rate per annum.

                  "Level I Downgrade Event" means the Debt Rating of the Originator is rated lower than BBB- by S&P or lower than Baa3 by Moody's (and includes each Level II Downgrade Event).

                  "Level II Downgrade Event" means the Debt Rating of the Originator is rated lower than BB by S&P or lower than Ba2 by Moody's.

                  "Liquidation Day" means, for any Receivable Interest, (i) each day during a Fixed Period for such Receivable Interest on which the conditions set forth in Section 3.02 are not satisfied, and (ii) each day which occurs on or after the Termination Date for such Receivable Interest.

                  "Liquidation Fee" means, for (i) any Fixed Period for which Yield is computed by reference to the Investor Rate and a reduction of Capital is made for any reason in any amount on any day other than a Settlement Date or
(ii) any Fixed Period for which Yield is computed by reference to the Eurodollar Rate and a reduction of Capital is made for any reason on any day other than the last day of such Fixed Period, the amount, if any, by which (A) the additional Yield (calculated without taking into account any Liquidation Fee or any shortened duration of such Fixed Period pursuant to clause (iii) of the definition thereof) which would have accrued from the date of such repayment to the last day of such Fixed Period (or, in the case of clause (i) above, the maturity of the underlying commercial paper tranches) on the reductions of Capital of the Receivable Interest relating to such Fixed Period had such reductions remained as Capital, exceeds (B) the income, if any, received by the Investors or the Banks which hold such Receivable Interest from the investment of the proceeds of such reductions of Capital.

                  "Liquidation Period" means the period commencing on the day following the last day of the Revolving Period and ending on the later of the Facility Termination Date and the date on which no Capital of or Yield on any Receivable Interest shall be outstanding and all other amounts owed by the Seller to the Investors, the Banks, the Agent and the Collection Agent shall be paid in full.

                  "Lock-Box Account" means a post office box administered by a Lock-Box Bank or an account maintained at a Lock-Box Bank, in each case for the purpose of receiving Collections.

                  "Lock-Box Agreement" means an agreement, in substantially the form of Annex B.

                  "Lock-Box Bank" means any of the banks holding one or more Lock-Box Accounts.

                  "Loss Percentage" means, for any Receivable Interest on any date, the greatest of (i) three times the Default Ratio as of the most recently ended calendar month, (ii) four times the Concentration Limit applicable to Group C Obligors and (iii) 20%.

                  "Loss-to-Liquidation Ratio" means the ratio (expressed as a percentage) computed as of the last day of each calendar month by dividing (i) the aggregate Outstanding Balances (as of the last day of each of the three most recently ended calendar months (including the calendar month then ending)) of all Originator Receivables written off by the Originator or the Seller, or which should have been written off by the Originator or the Seller in accordance with the Credit and Collection Policy, during each such calendar month by (ii) the aggregate amount of Collections of Originator Receivables actually received during such three calendar month period.

                  "Loss Reserve" means, for any Receivable Interest on any date
(i) on which no Level I Downgrade Event shall have occurred and be continuing, an amount equal to

                                    LP x OBER

                  where:

                           LP   = the Loss Percentage for such Receivable
                                  Interest on such date.

                           OBER = the Outstanding Balance of Eligible
                                  Receivables calculated at the close of
                                  business of the Collection Agent on such date; or

                           (ii) following the occurrence and during the continuation of a Level I Downgrade Event, an amount equal to

                                   DLP x OBER
                  where:

                           DLP  = the Downgraded Loss Percentage for such
                                  Receivable Interest on such date.

                           OBER = the Outstanding Balance of Eligible
                                  Receivables calculated at the close of
                                  business of the Collection Agent on such date.

                  "Monthly Report" means a report in substantially the form of Annex A-1 hereto and containing such additional information as the Agent may reasonably request from time to time, furnished by the Collection Agent to the Agent pursuant to Section 6.02(g).

                   "Multiemployer Plan" means a Multiemployer plan as defined in Section 4001(a)(3) of ERISA.

                   "Moody's" means Moody's Investors Service, Inc.

                   "Net Receivables Pool Balance" means at any time the Outstanding Balance of Eligible Receivables then in the Receivables Pool reduced by the sum of (i) the aggregate amount by which the Outstanding Balance of Eligible Receivables of each Obligor then in the Receivables Pool exceeds the product of (A) the Concentration Limit for such Obligor multiplied by (B) the Outstanding Balance of the Eligible Receivables then in the Receivables Pool,
(ii) the aggregate amount of Collections on hand at such time for payment on account of any Eligible Receivables, the Obligor of which has not been identified, (iii) the aggregate Outstanding Balance of all Eligible Receivables in respect of which any credit memo issued by the Originator or the Seller is outstanding at such time to the extent deemed Collections have not been paid pursuant to Section 2.04(e), and (iv) the aggregate amount by which the Outstanding Balance of Eligible Receivables the Obligor of which is a Government Obligor exceeds three percent of the Outstanding Balance of Eligible Receivables then in the Receivables Pool.

                  "Obligor" means a Person obligated to make payments pursuant to a Contract.

                  "Obligor Group" means the Group A Obligors, Group B Obligors or the Group C Obligors.

                  "Originator" means Lexmark International, Inc., a Delaware corporation.

                  "Originator Purchase Agreement" means the Purchase and Contribution Agreement dated as of the date of this Agreement between the Originator, as seller, and the Seller, as purchaser, as the same may be amended, modified or restated from time to time.

                  "Originator Receivable" means the indebtedness of any Obligor resulting from the provision or sale of merchandise, insurance or services by the Originator under a Contract (other than Excluded Receivables), and includes the right to payment of any interest or finance charges and other obligations of such Obligor with respect thereto.

                  "Other Companies" means the Originator and all of its Subsidiaries except the Seller.

                  "Outstanding Balance" of any Receivable at any time means the then outstanding principal balance thereof.

                  "PBGC" means the Pension Benefit Guaranty Corporation referred to and defined in ERISA and any successor entity performing similar functions.

                  "Percentage" of any Bank means, (a) with respect to Citibank, the percentage set forth on the signature page to this Agreement, or such amount as reduced by any Assignment and Acceptance entered into with an Eligible Assignee, or (b) with respect to a Bank that has entered into an Assignment and Acceptance, the amount set forth therein as such Bank's Percentage, or such amount as reduced by an Assignment and Acceptance entered into between such Bank and an Eligible Assignee.

                  "Person" means an individual, partnership, corporation (including a business trust), limited liability company, joint stock company, trust, unincorporated association, joint venture or other entity, or a government or any political subdivision or agency thereof.

                  "Plan" means any employee pension benefit plan (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA, and in respect of which the Seller or any ERISA Affilate is (or, if such plan were terminated, would under Section 4069 or ERISA be deemed to be) an "employer" as defined in Sectin 3(5) of ERISA.

                  "Pool Non-compliance Date" means any day on which the Net Receivables Pool Balance as shown in the most recent Monthly Report (prior to a Level I Downgrade Event), Weekly Report (following a Level I Downgrade Event but prior to a Level II Downgrade Event) or Daily Report (following a Level II Downgrade Event) is less than the Required Net Receivables Pool Balance.

                  "Pool Receivable" means a Receivable in the Receivables Pool.

                  "Purchase Limit" means $225,000,000, as such amount may be reduced pursuant to Section 2.01(b). References to the unused portion of the Purchase Limit shall mean, at any time, the Purchase Limit, as then reduced pursuant to Section 2.01(b), minus the then outstanding Capital of Receivable Interests under this Agreement.

                  "Purchaser Collections" means, as of any Deposit Date, that portion of the Collections deposited to the Lock-Box Accounts on such date or received by the Collection Agent on such date equal to the product of (i) the Allocation Percentage on such date times (ii) the aggregate amount of such Collections.

                  "Receivable" means any Originator Receivable which has been acquired by the Seller from the Originator by purchase or by capital contribution pursuant to the Originator Purchase Agreement.

                  "Receivable Interest" means, at any time, an undivided percentage ownership interest in (i) all then outstanding Pool Receivables arising prior to the time of the most recent computation or recomputation of such undivided percentage interest pursuant to Section 2.03, (ii) all Related Security with respect to such Pool Receivables, and (iii) all Collections with respect to, and other proceeds of, such Pool Receivables. Such undivided percentage interest shall be computed as

                                C + YFR + LR + DR
                                -----------------
                                      NRPB
                  where:

                           C    = the Capital of such Receivable Interest at the
                                  time of computation.

                           YFR  = the Yield and Fee Reserve of such Receivable
                                  Interest at the time of computation.

                           LR   = the Loss Reserve of such Receivable Interest
                                  at the time of computation.

                           DR   = the Dilution Reserve of such Receivable
                                  Interest at the time of computation.

                           NRPB = the Net Receivables Pool Balance at the time
                                  of computation.

Each Receivable Interest shall be determined from time to time pursuant to the provisions of Section 2.03.

                  "Receivables Pool" means at any time the aggregation of each then outstanding Receivable in respect of which the Obligor is a Designated Obligor at such time or was a Designated Obligor on the date of the initial creation of an interest in such Receivable under this Agreement.

                  "Related Security" means with respect to any Receivable

                           (i) all of the Seller's interest in any merchandise (including returned merchandise) relating to any sale giving rise to such Receivable;

                           (ii) all security interests or liens and property
                  subject thereto from time to time purporting to secure payment of such Receivable, whether pursuant to the Contract related to such Receivable or otherwise, together with all financing statements signed by an Obligor describing any collateral securing such Receivable;

                           (iii) all guaranties, insurance and other agreements
                  or arrangements of whatever character from time to time supporting or securing payment of such Receivable whether pursuant to the Contract related to such Receivable or otherwise; and

                           (iv) the Contract and all other books, records and
                  other information (including, without limitation, computer programs, tapes, discs, punch cards, data processing software and related property and rights) relating to such Receivable and the related Obligor.

                  "Required Net Receivables Pool Balance" means, as of any day, the sum of (i) the aggregate Reserves for all Receivable Interests calculated as of such day, plus (ii) the aggregate outstanding Capital for all Receivable Interests as of such day. For purposes of such calculation, Capital shall be reduced by the aggregate amount of funds then held in the Cash Collateral Account, and (to the extent applicable) the Reserves shall be computed on such reduced Capital.

                  "Reserves" means, with respect to any Receivable Interest as of any day, the sum of the Yield and Fee Reserve, the Loss Reserve and the Dilution Reserve for such Receivable Interest as of such day.

                  "Responsible Financial Officer" means, for any Person, its chief financial officer, controller, treasurer or assistant treasurer.

                  "Revolving Period" means the period beginning on the date of the initial purchase hereunder and terminating at the close of business on the Business Day immediately preceding the date on which the Termination Date shall have occurred for all Receivable Interests.

                  "S&P" means Standard and Poors, a division of the McGraw-Hill Companies, Inc.

                  "SEC" means the Securities and Exchange Commission.

                  "Seller Collections" means, with respect to any Deposit Date, that portion of the Collections deposited to the Lock-Box Accounts on such date or received by the Collection Agent on such date equal to the product of (i) 100% minus the Allocation Percentage on such date times (ii) the aggregate amount of such Collections.

                  "Seller Report" means a Monthly Report, a Weekly Report or a Daily Report.

                  "Settlement Date" for any Receivable Interest means the last day of each Fixed Period for such Receivable Interest; provided, however, that
                                                       --------  -------
if Yield with respect to such Receivable Interest is computed by reference to the Investor Rate and no Liquidation Day exists on the last day of a Fixed Period for such Receivable Interest, the Settlement Date for such Receivable Interest for such Fixed Period shall be the second Business Day after the last day of such Fixed Period.

                  "Subsidiary" means any corporation or other entity of which securities having ordinary voting power to elect a majority of the board of directors or other person performing similar function are at the time directly or indirectly owned by the Seller or the Originator, as the case may be, or one or more Subsidiaries, or by the Seller or the Originator, as the case may be, and one or more Subsidiaries.

                  "Tangible Net Worth" means at any time the excess of (i) the sum of (a) the product of (x) 100% minus the Discount (as such term is defined in the Originator Purchase Agreement) multiplied by (y) the Outstanding Balance of all Receivables other than Defaulted Receivables plus (b) cash and cash equivalents of the Seller plus (c) the outstanding principal amount of Purchaser Loans (as such term is defined in the Originator Purchase Agreement), minus (ii) the sum of (a) Capital plus (b) the Deferred Purchase Price.

                  "Termination Date" for any Receivable Interest means (i) in the case of a Receivable Interest owned by an Investor, the earlier of (a) the Business Day which the Seller or the Agent so designates by notice to the other at least one Business Day in advance for such Receivable Interest and (b) the Facility Termination Date and (ii) in the case of a Receivable Interest owned by a Bank, the earlier of (a) the Business Day which the Seller so designates by notice to the Agent at least one Business Day in advance for such Receivable Interest and (b) the Commitment Termination Date.

                  "Transaction Document" means any of this Agreement, the Originator Purchase Agreement, the Lock-Box Agreements, the Cash Collateral Agreement, the Fee Agreement and all other agreements and documents delivered and/or related hereto or thereto.

                  "UCC" means the Uniform Commercial Code as from time to time in effect in the specified jurisdiction.

                  "Week" means each calendar week beginning on Monday and ending on (and including) the following Sunday.

                  "Weekly Report" means a report in substantially the form of Annex A-2 hereto and containing such additional information as the Agent may reasonably request from time to time, furnished by the Collection Agent to the Agent pursuant to Section 6.02(g)(ii).

                  "Withdrawal Liability" means liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

                  "Yield" means:
                   -----

                  (i) for each Receivable Interest for any Fixed Period to the extent CIESCO will be funding such Receivable Interest through the issuance of commercial paper or other promissory notes,

                                                  IR x C x ED + LF
                                                           --
                                                           360

                 (ii) for each Receivable Interest for any Fixed Period to the extent (x) the Investors will not be funding such Receivable Interest through the issuance of commercial paper or other promissory notes, or (y) the Banks will be funding such Receivable Interest,

                                AR x C x ED + LF
                                         --
                                         360

                  where:

                           AR = the Assignee Rate for such Receivable Interest for such Fixed Period

                           C  =  the Capital of such Receivable Interest during
                                 such Fixed Period

                           IR = the Investor Rate for such Receivable Interest for such Fixed Period

                           ED = the actual number of days elapsed during such Fixed Period

                           LF =  the Liquidation Fee, if any, for such
                                 Receivable Interest for such Fixed Period
provided that no provision of this Agreement shall require the payment or permit
--------
the collection of Yield in excess of the maximum permitted by applicable law; and provided further that Yield for any Receivable Interest shall not be
    -------- -------
considered paid by any distribution to the extent that at any time all or a portion of such distribution is rescinded or must otherwise be returned for any reason.

                  "Yield and Fee Reserve" means, for any Receivable Interest on any date, an amount equal to


                                (C x YFRP) + AUYF

                  where:

                           C    = the Capital of such Receivable Interest at
                                  the close of business of the Collection Agent on such date.

                           YFRP = the Yield and Fee Reserve Percentage on such
                                  date.

                           AUYF = accrued and unpaid Yield,  Collection Agent
                                  Fee and Fees on such date, in each case for such Receivable Interest.

                  "Yield and Fee Reserve Percentage" means, on any date, a percentage equal to

                       [(AER x SF) + AM + PF + CAF] x DSO
                       ----------------------------------
                                       360

                  where:

                           AER = the one-month Adjusted Eurodollar Rate in
                                 effect on such date.

                           SF  = 1.1

                           AM  = the applicable spread or margin used in the
                                 calculation of the Assignee Rate in effect on such date.

                           PF  = the Program Fee (as defined in the Fee
                                 Agreement), in effect on such date.

                           CAF = the percentage per annum used in the
                                 calculation of the Collection Agent Fee in effect on such date.

                           DSO = the Days Sales Outstanding on such date.

              SECTION 1.2. Other Terms. All accounting terms not specifically defined herein shall be construed in accordance with GAAP. All terms used in
Article 9 of the UCC in the State of New York, and not specifically defined herein, are used herein as defined in such Article 9.


                                   ARTICLE II

                       AMOUNTS AND TERMS OF THE PURCHASES

              SECTION 2.1. Purchase Facility. (a) On the terms and conditions hereinafter set forth, CIESCO may, in its sole discretion, and the Banks shall, ratably in accordance with their respective Bank Commitments, purchase Receivable Interests from the Seller from time to time during the period from the date hereof to the Facility Termination Date (in the case of CIESCO) and to the Commitment Termination Date (in the case of the Banks). Under no circumstances shall CIESCO make any such purchase, or the Banks be obligated to make any such purchase, if after giving effect to such purchase the aggregate outstanding Capital of Receivable Interests would exceed the Purchase Limit.

              (b) The Seller may at any time after December 31, 2001, upon at least five Business Days' notice to the Agent, terminate the facility provided for in this Agreement in whole or, from time to time, reduce in part the unused portion of the Purchase Limit; provided that each partial reduction shall be in
                               --------
the amount of at least $1,000,000 or an integral multiple thereof.

              (c) Until the Agent gives the Seller the notice provided in
Section 3.02(c)(iii), the Agent, on behalf of the Investors which own Receivable Interests, may have the Collections attributable to such Receivable Interests automatically reinvested pursuant to Section 2.04 in additional undivided percentage interests in the Pool Receivables by making an appropriate readjustment of such Receivable Interests. The Agent, on behalf of the Banks which own Receivable Interests, shall have the Collections attributable to such Receivable Interests automatically reinvested pursuant to Section 2.04 in additional undivided percentage interests in the Pool Receivables by making an appropriate readjustment of such Receivable Interests.

              SECTION 2.02. Making Purchases. (a) Each purchase by CIESCO or the Banks shall be made on at least one Business Day's notice from the Seller to the Agent. Each such notice of a purchase shall specify (i) the amount requested to be paid to the Seller (such amount, which shall not be less than $1,000,000, being referred to herein as the initial "Capital" of the Receivable Interest then being purchased), (ii) the date of such purchase (which shall be a Business
Day), and (iii) if the Assignee Rate based on the Eurodollar Rate is to apply to such Receivable Interest, the duration of the initial Fixed Period for such Receivable Interest. The Agent shall promptly thereafter notify the Seller whether CIESCO has determined to make a purchase and, if so, whether all of the terms specified by the Seller are acceptable to CIESCO.

              If CIESCO has determined not to make a proposed purchase, the Agent shall promptly send notice of the proposed purchase to all of the Banks concurrently by telecopier, telex or cable specifying the date of such purchase, each Bank's Percentage multiplied by the aggregate amount of Capital of Receivable Interest being purchased, whether the Yield for the Fixed Period for such Receivable Interest is calculated based on the Eurodollar Rate (which may be selected only if such notice is given at least three Business Days prior to the purchase date) or the Alternate Base Rate, and the duration of the Fixed Period for such Receivable Interest (which shall be one day if the Seller has not selected another period).

              (b) On the date of each such purchase of a Receivable Interest, CIESCO or the Banks, as the case may be, shall, upon satisfaction of the applicable conditions set forth in Article III, make available to the Seller in same day funds an amount equal to the initial Capital of such Receivable Interest, at the account set forth in the Funds Transfer Letter.

              (c) Effective on the date of each purchase pursuant to this
Section 2.02 and each reinvestment pursuant to Section 2.04, the Seller hereby sells and assigns to the Agent, for the benefit of the parties making such purchase, an undivided percentage ownership interest, to the extent of the Receivable Interest then being purchased, in each Pool Receivable then existing and in the Related Security and Collections with respect thereto.

              (d) Notwithstanding the foregoing, a Bank shall not be obligated to make purchases under this Section 2.02 at any time in an amount which would exceed such Bank's Bank Commitment less the sum of (i) the aggregate outstanding and unpaid amount of any purchases made by such Bank under the Asset Purchase Agreement plus (ii) such Bank's ratable share of the aggregate outstanding Capital held by CIESCO. Each Bank's obligation shall be several, such that the failure of any Bank to make available to the Seller any funds in connection with any purchase shall not relieve any other Bank of its obligation, if any, hereunder to make funds available on the date of such purchase, but no Bank shall be responsible for the failure of any other Bank to make funds available in connection with any purchase.

              SECTION 2.03. Receivable Interest Computation. Each Receivable Interest shall be initially computed on its date of purchase. Thereafter until the Termination Date for such Receivable Interest, such Receivable Interest shall be automatically recomputed (or deemed to be recomputed) on each day other than a Liquidation Day. Any Receivable Interest, as computed (or deemed recomputed) as of the day immediately preceding the Termination Date for such Receivable Interest, shall thereafter remain constant; provided, however, that
                                                       --------  -------
from and after the date on which the Termination Date shall have occurred for all Receivable Interests and until each Receivable Interest becomes zero in accordance with the next sentence, each Receivable Interest shall be calculated as the percentage equivalent of a fraction the numerator of which is the percentage representing such Receivable Interest immediately prior to such date and the denominator of which is the sum of the percentages representing all Receivable Interests which were outstanding immediately prior to such date. Each Receivable Interest shall become zero when Capital thereof and Yield thereon shall have been paid in full, and all Fees and other amounts owed by the Seller hereunder to the Investors, the Banks or the Agent are paid and the Collection Agent shall have received the accrued Collection Agent Fee thereon.

              SECTION 2.04. Settlement Procedures. (a) Collection of the Pool Receivables shall be administered by a Collection Agent, in accordance with the terms of Article VI of this Agreement. The Seller shall provide to the Collection Agent (if other than the Seller) on a timely basis all information needed for such administration, including notice of the occurrence of any Liquidation Day and current computations of each Receivable Interest.

              (b) So long as no Level II Downgrade Event shall have occurred, the Collection Agent shall, on each Deposit Date, with respect to Collections deposited in any of the Lock-Box Accounts on such Deposit Date or received by the Collection Agent on such Deposit Date (in the following order and priority):

                          (i) with respect to each Receivable Interest, set
                  aside and hold in trust (and, at the request of the Agent following the occurrence and during the continuation of a Collection Agent Default, segregate) for the Investors or the Banks that hold such Receivable Interest, out of the percentage of such Collections represented by such Receivable Interest, an amount equal to the Yield, Fees and Collection Agent Fee accrued through such day for such Receivable Interest and not previously set aside;

                          (ii) with respect to each Receivable Interest, if such
                  day is not a Liquidation Day for such Receivable Interest, reinvest with the Seller on behalf of the Investors or the Banks that hold such Receivable Interest the percentage of such Collections represented by such Receivable Interest, to the extent representing a return of Capital, by recomputation of such Receivable Interest pursuant to Section 2.03;

                          (iii) if such day is a Liquidation Day for any one or
                  more Receivable Interests, set aside and hold in trust (and, at the request of the Agent, segregate) for the Investors or the Banks that hold such Receivable Interests (x) if such day is a Liquidation Day for less than all of the Receivable Interests, the percentage of such Collections represented by such Receivable Interests, and (y) if such day is a Liquidation Day for all of the Receivable Interests, all of the remaining Collections (but not in excess of the Capital of such Receivable Interests); provided that if amounts are set
                                              --------
                  aside and held in trust on any Liquidation Day occurring prior to the Termination Date, and thereafter prior to the Settlement Date for such Fixed Period the conditions set forth in Section 3.02 are satisfied or waived by the Agent, such previously set aside amounts shall, to the extent representing a return of Capital, be reinvested in accordance with the preceding subsection (ii) on the day of such subsequent satisfaction or waiver of conditions; and

                          (iv) during such times as amounts are required to be
                  reinvested in accordance with the foregoing subsection (ii) or the proviso to subsection (iii), release to the Seller for its own account any Collections in excess both of such amounts and of the amounts that are required to be set aside pursuant to subsection (i) above.

                  (c) If a Level II Downgrade Event shall have occurred and be continuing, the Collection Agent shall comply with the following:

                          (I) On each Deposit Date during the Revolving Period,
the Collection Agent shall, by no later than 3:00 P.M. (New York City time), deliver to the Agent the Daily Report for such date. If the Collection Agent shall fail to deliver the Daily Report on any Deposit Date during the Revolving Period, the Collection Agent shall not be permitted to withdraw any amounts from the Lock-Box Accounts on any date thereafter unless and until the Collection Agent shall be in compliance with this subsection (I) (but subject to the right of the Agent to prohibit withdrawals by the Collection Agent from the Lock-Box Accounts to the extent provided in Section 6.03).

                          (II) On the first Business Day following each Deposit
Date during the Revolving Period, if the Daily Report for such date shows that no Cure Period shall have occurred and be continuing, the Collection Agent shall, in the following order:

                          (i) based on the Allocation Percentage on such day,
                  determine the amount of Purchaser Collections and Seller Collections;

                          (ii) withdraw from the Lock-Box Accounts and from
                  Collections of Pool Receivables which the Collection Agent received on such Deposit Date and set aside and hold in trust (and, at the request of the Agent, segregate) for the Investors and Banks that hold Receivable Interests, out of Purchaser Collections, an amount equal to the Yield, Fees and Collection Agent Fee accrued through such day for the Receivable Interests and not previously withdrawn and set aside;

                          (iii) withdraw from the Lock-Box Accounts and from
                  Collections of Pool Receivables which the Collection Agent received on such Deposit Date and release to the Seller the remainder of Purchaser Collections, in each instance to the extent representing a return of Capital, to be reinvested with the Seller in Receivable Interests; provided that, if immediately following any such reinvestment such Deposit Date would be a Pool Non-compliance Date, the Collection Agent shall retain all such remaining Collections in (or, to the extent the Collection Agent has received any such Collections, redeposit such Collections into) the Lock-Box Accounts (and deposit the other such remaining Collections received by it into the Lock-Box Accounts) to be applied pursuant to
                  Section 2.04(c)(III)(iii); and

                          (iv) remit the Seller Collections to the Seller.

                           (III) On the first Business Day following each
Deposit Date during the Revolving Period, if the Daily Report for such date shows that a Cure Period shall have occurred and be continuing, the Collection Agent shall, in the following order:

                          (i) based on the Allocation Percentage on such day,
                  determine the amount of Purchaser Collections and Seller Collections;

                          (ii) withdraw from the Lock-Box Accounts and from
                  Collections of Pool Receivables which the Collection Agent received on such Deposit Date and set aside and hold in trust (and, at the request of the Agent, segregate) for the Investors and Banks that hold Receivable Interests, out of Purchaser Collections, an amount equal to the Yield, Fees and Collection Agent Fee accrued through such day for the Receivable Interests and not previously withdrawn and set aside;

                          (iii) remit to the Cash Collateral Account from the
                  Lock-Box Accounts and from Collections of Pool Receivables which the Collection Agent received on such Deposit Date an amount equal to the lesser of (x) the sum of the remaining Collections in the Lock-Box Accounts (and Collections received by the Collection Agent from the Lock-Box Accounts on such Deposit Date) and the remaining Collections of Pool Receivables received by it on such Deposit Date and (y) an amount equal to the excess of the Required Net Receivables Pool Balance over the Net Receivables Pool Balance;

                          (iv) withdraw from the Lock-Box Accounts and from
                  Collections of Pool Receivables which the Collection Agent received on such Deposit Date and release to the Seller the remainder of Purchaser Collections, in each instance to the extent representing a return of Capital, to be reinvested with the Seller in Receivable Interests (for purposes of determining the remainder of Purchaser Collections, any Collections which have previously been applied pursuant to
                  Section 2.04(c)(III)(iii) shall be deemed to be first Seller Collections and then Purchaser Collections); and

                          (v) remit the Seller Collections to the Seller.

                           (IV)On the first Business Day following each Deposit
Date during the Liquidation Period, the Collection Agent shall, by no later than 3:00P.M.(New York City time), remit to the Agent's Account all Collections in the Lock-Box Accounts and all Collections of Pool Receivables which the Collection Agent received on such Deposit Date.

                  (d) The Collection Agent shall deposit into the Agent's Account (i) on the fourth Business day of each calendar month, Collections held for the Investors or the Banks during the prior calendar month pursuant to Sections 2.04(b)(i), 2.04(c)(II)(ii) and 2.04(c)(III)(ii), (excluding, however, so long as the Originator is the Collection Agent, the Collection Agent Fee) and
(ii) on the Settlement Date for each Receivable Interest, Collections held for the Investors or the Banks that relate to such Receivable Interest pursuant to
Section 2.04(b) or (c) (other than as set forth in clause (i)). After the occurrence and during the continuation of Level I Downgrade Event which is not a Level II Downgrade Event, on the Business Day immediately following the delivery of any Weekly Report which sets forth a Pool Non-Compliance Date as of the close of business on the last Business Day of the preceding Week, and on each Business Day thereafter until a Pool Non-Compliance Date no longer exists, the Collection Agent shall deposit into the Agent's Account Collections set aside pursuant to clause (iii) of Section 2.04(b), provided that the aggregate amount deposited pursuant to this sentence with respect to any Weekly Report shall not exceed an amount such that, after giving effect to the application of such amount to the reduction of Capital, the sum of the Receivable Interests is equal to 100%. The Collection Agent shall pay to itself on each Settlement Date which is not a Liquidation Day Collections set aside with respect to each Receivable Interest on account of accrued Collection Agent Fee. On any Business Day on which funds are on deposit in the Cash Collateral Account, the Collection Agent (i) shall, upon written notice from the Agent, and may (if the funds in the Cash Collateral Account exceed $10,000,000), upon written notice to the Agent, remit such funds from the Cash Collateral Account to the Agent's Account, such remittance to be applied as a reduction of Capital, or (ii) may, following delivery of the Weekly Report or Daily Report to the Agent, as the case may be, withdraw from the Cash Collateral Account and remit to the Seller all or a portion of the funds in the Cash Collateral Account; provided that such Weekly Report or Daily Report, as the case may be, shall state that, after taking account of the proposed withdrawal, the Net Receivables Pool Balance on such day will be equal to or greater than the Required Net Receivables Pool Balance, and such Weekly Report or such Daily Report, as the case may be, shall set forth the calculation supporting such statement.

                  (e) Upon receipt of funds deposited into the Agent's Account, the Agent shall distribute them as follows:

                          (i) if such distribution occurs on a day that is not a
                  Liquidation Day, first to the Investors or the Banks that hold the relevant Receivable Interest and to the Agent in payment in full of all accrued Yield and Fees and then to the Collection Agent in payment in full of all accrued Collection Agent Fee; provided, that if such distribution related to
                             --------
                  Collections remitted from the Cash Collateral Account, such distribution shall be paid to the Investors and the Banks that hold the Receivable Interest in respect thereof, in reduction of Capital.

                          (ii) if such distribution occurs on a Liquidation Day,
                  first to the Investors or the Banks that hold the relevant Receivable Interest and to the Agent in payment in full of all accrued Yield and Fees, second to such Investors or Banks in reduction to zero of all Capital, third to such Investors, Banks or the Agent in payment of any other amounts owed by the Seller hereunder, and fourth to the Collection Agent in payment in full of all accrued Collection Agent Fee.

                  After the Capital, Yield, Fees and Collection Agent Fee with respect to a Receivable Interest, and any other amounts payable by the Seller to the Investors, the Banks or the Agent hereunder, have been paid in full, all additional Collections with respect to such Receivable Interest shall be paid to the Seller for its own account.

                  (f) For the purposes of this Section 2.04:

                          (i) if on any day the Outstanding Balance of any Pool
                  Receivable is reduced or adjusted as a result of any defective, rejected or returned merchandise or services, or any cash discount, discount for quick payment or other adjustment made by the Seller or the Originator, or any setoff, the Seller shall be deemed to have received on such day a Collection of such Pool Receivable in the amount of such reduction or adjustment;

                          (ii) if on any day upon each purchase or reinvestment
                  (A) any of the representations or warranties contained in
                  Section 4.01(h) is no longer true with respect to any Pool Receivable or (B) the Investors or the Banks, as the case may be, shall not acquire a valid and perfected first priority undivided percentage ownership interest to the extent of the pertinent Receivable Interest in each Pool Receivable then existing or thereafter arising and in the Related Security and Collections with respect thereto, then the Seller shall be deemed to have received on such day a Collection of such Pool Receivable in full;

                          (iii) except as provided in subsection (i) or (ii) of
                  this Section 2.04(f), or as otherwise required by applicable law or the relevant Contract, all Collections received from an Obligor of any Receivables shall be applied to the Receivables of such Obligor in the order of the age of such Receivables, starting with the oldest such Receivable, unless such Obligor designates its payment for application to specific Receivables; and

                          (iv) if and to the extent the Agent, the Investors or
                  the Banks shall be required for any reason to pay over to an Obligor any amount received on its behalf hereunder, such amount shall be deemed not to have been so received but rather to have been retained by the Seller and, accordingly, the Agent, the Investors or the Banks, as the case may be, shall have a claim against the Seller for such amount, payable when and to the extent that any distribution from or on behalf of such Obligor is made in respect thereof.

                  (g) In the event that the Agent receives Collections in respect of any Receivable directly from an Obligor, the Agent shall, at its option, either (i) promptly forward such Collections to the Collection Agent (and the Collection Agent shall apply such Collections in accordance with this Section 2.04) or (ii) promptly apply such Collections in accordance with this
Section 2.04 in the same manner that Collection Agent would apply such Collections.

                  SECTION 2.05. Fees. (a) Each Investor and Bank shall pay to the Collection Agent a fee (the "Collection Agent Fee") of l/2 of 1% per annum on the average daily Capital of each Receivable Interest owned by such Investor or Bank, from the date of purchase of such Receivable Interest until the later of the Termination Date for such Receivable Interest or the date on which such Capital is reduced to zero, payable on the Settlement Date for such Receivable Interest. Upon three Business Days' notice to the Agent, the Collection Agent (if not the Originator, the Seller or its designee or an Affiliate of the Seller) may elect to be paid, as such fee, another percentage per annum on the average daily Capital of such Receivable Interest, but in no event in excess for all Receivable Interests relating to the Receivables Pool of 110% of the reasonable costs and expenses of the Collection Agent in administering and collecting the Receivables in the Receivables Pool. The Collection Agent Fee shall be payable only from Collections pursuant to, and subject to the priority of payment set forth in, Section 2.04. So long as the Originator is acting as the Collection Agent hereunder, amounts paid as the Collection Agent Fee pursuant to this Section 2.05(a) shall reduce, on a dollar-for-dollar basis, the obligation of the Seller to pay the "Collection Agent Fee" pursuant to Section
6.03 of the Originator Purchase Agreement, provided that such obligation of the Seller shall in no event be reduced below zero.

                  (b) The Seller shall pay to the Agent certain fees (collectively, the "Fees") in the amounts and on the dates set forth in a separate fee agreement of even date between the Seller and the Agent, as the same may be amended or restated from time to time (the "Fee Agreement").

                  SECTION 2.06. Payments and Computations, Etc. (a) All amounts to be paid or deposited by the Seller or the Collection Agent hereunder shall be paid or deposited no later than 12:00 noon (New York City time) on the day when due in same day funds to the Agent's Account, provided, that all amounts to be
                                              --------
deposited into the Cash Collateral Account shall be deposited no later than 12:00 noon (New York City time) on the date when due, and in any event such amounts shall be deposited into the Cash Collateral Account prior to any withdrawal from a Lock-Box Account (other than to directly fund a deposit into the Cash Collateral Account).

                  (b) Each of the Seller and the Collection Agent shall, to the extent permitted by law, pay interest on any amount not paid or deposited by it when due hereunder, at an interest rate per annum equal to 2.00% per annum above the Alternate Base Rate, payable on demand.

                  (c) All computations of interest under subsection (b) above and all computations of Yield, fees, and other amounts hereunder shall be made on the basis of a year of 360 days for the actual number of days (including the first but excluding the last day) elapsed.

Whenever any payment or deposit to be made hereunder shall be due on a day other than a Business Day, such payment or deposit shall be made on the next succeeding Business Day and such extension of time shall be included in the computation of such payment or deposit.

                  SECTION 2.07. Dividing or Combining Receivable Interests. Either the Seller or the Agent may, upon notice to the other party received at least three Business Days prior to the last day of any Fixed Period in the case of the Seller giving notice, or up to the last day of such Fixed Period in the case of the Agent giving notice, either (i) divide any Receivable Interest into two or more Receivable Interests having aggregate Capital equal to the Capital of such divided Receivable Interest, or (ii) combine any two or more Receivable Interests originating on such last day or having Fixed Periods ending on such last day into a single Receivable Interest having Capital equal to the aggregate of the Capital of such Receivable Interests; provided, however, that no Receivable Interest owned by CIESCO may be combined with a Receivable Interest owned by any Bank.

                  SECTION 2.08. Increased Costs. (a) If CNAI, any Investor, any Bank, any entity which enters into a commitment to purchase Receivable Interests or interests therein, or any of their respective Affiliates (each an "Affected Person") determines that compliance with any law or regulation or any guideline or request from any central bank or other governmental authority (whether or not having the force of law) affects or would affect the amount of the capital required or expected to be maintained by such Affected Person and such Affected Person determines that the amount of such capital is increased by or based upon the existence of any commitment to make purchases of or otherwise to maintain the investment in Pool Receivables or interests therein related to this Agreement or to the funding thereof and other commitments of the same type, then, upon demand by such Affected Person (with a copy to the Agent), the Seller shall immediately pay to the Agent for the account of such Affected Person (as a third-party beneficiary), from time to time as specified by such Affected Person, additional amounts sufficient to compensate such Affected Person in the light of such circumstances, to the extent that such Affected Person reasonably determines such increase in capital to be allocable to the existence of any of such commitments. A certificate as to such amounts submitted to the Seller and the Agent by such Affected Person shall be conclusive and binding for all purposes, absent manifest error.

                  (b) If, due to either (i) the introduction of or any change (other than any change by way of imposition or increase of reserve requirements referred to in Section 2.09) in or in the interpretation of any law or regulation or (ii) compliance with any guideline or request from any central bank or other governmental authority (whether or not having the force of law), there shall be any increase in the cost to any Investor or Bank of agreeing to purchase or purchasing, or maintaining the ownership of Receivable Interests in respect of which Yield is computed by reference to the Eurodollar Rate, then, upon demand by such Investor or Bank (with a copy to the Agent), the Seller shall immediately pay to the Agent, for the account of such Investor or Bank (as a third-party beneficiary), from time to time as specified by such Investor or Bank, additional amounts sufficient to compensate such Investor or Bank for such increased costs. A certificate as to such amounts submitted to the Seller and the Agent by such Investor or Bank shall be conclusive and binding for all purposes, absent manifest error.

                  SECTION 2.09. Additional Yield on Receivable Interests Bearing a Eurodollar Rate. The Seller shall pay to any Investor or Bank, so long as such Investor or Bank shall be required under regulations of the Board of Governors of the Federal Reserve System to maintain reserves with respect to liabilities or assets consisting of or including Eurocurrency Liabilities, additional Yield on the unpaid Capital of each Receivable Interest of such Investor or Bank during each Fixed Period in respect of which Yield is computed by reference to the Eurodollar Rate, for such Fixed Period, at a rate per annum equal at all times during such Fixed Period to the remainder obtained by subtracting (i) the Eurodollar Rate for such Fixed Period from (ii) the rate obtained by dividing such Eurodollar Rate referred to in clause (i) above by that percentage equal to 100% minus the Eurodollar Rate Reserve Percentage of such Investor or Bank for such Fixed Period, payable on each date on which Yield is payable on such Receivable Interest. Such additional Yield shall be determined by such Investor or Bank and notice thereof given to the Seller through the Agent within 30 days after any Yield payment is made with respect to which such additional Yield is requested. A certificate as to such additional Yield submitted to the Seller and the Agent by such Investor or Bank shall be conclusive and binding for all purposes, absent manifest error.

                  SECTION 2.10. Taxes. (a) Any and all payments and deposits required to be made hereunder or under any other Transaction Document by the Collection Agent or the Seller shall be made free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding net
                                                                   ---------
income taxes that are imposed by the United States and franchise taxes and net income taxes that are imposed on an Affected Person by the state or foreign jurisdiction under the laws of which such Affected Person is organized or any political subdivision thereof (all such non-excluded taxes, levies, imposts, deductions, charges, withholdings and liabilities being hereinafter referred to as "Taxes"). If the Seller or the Collection Agent shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder to any Affected Person, (i) the Seller shall make an additional payment to such Affected Person, in an amount sufficient so that, after making all required deductions (including deductions applicable to additional sums payable under this Section 2.10), such Affected Person receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Seller or the Collection Agent, as the case may be, shall make such deductions and (iii) the Seller or the Collection Agent, as the case may be, shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law.

                  (b) In addition, the Seller agrees to pay any present or future stamp or other documentary taxes or any other excise or property taxes, charges or similar levies which arise from any payment made hereunder or under any other Transaction Document or from the execution, delivery or registration of, or otherwise with respect to, this Agreement or any other Transaction Document (hereinafter referred to as "Other Taxes").

                  (c) The Seller will indemnify each Affected Person for the full amount of Taxes or Other Taxes (including, without limitation, any Taxes or Other Taxes imposed by any jurisdiction on amounts payable under this Section 2.10) paid by such Affected Person and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto whether or not such Taxes or Other Taxes were correctly or legally asserted. This indemnification shall be made within thirty days from the date the Affected Person makes written demand therefor (and a copy of such demand shall be delivered to the Agent). A certificate as to the amount of such indemnification submitted to the Seller and the Agent by such Affected Person, setting forth, in reasonable detail, the basis for and the calculation thereof, shall be conclusive and binding for all purposes absent manifest error.

                  SECTION 2.11. Security Interest. As collateral security for the performance by the Seller of all the terms, covenants and agreements on the part of the Seller (whether as Seller or otherwise) to be performed under this Agreement or any document delivered in connection with this Agreement in accordance with the terms thereof, including the punctual payment when due of all obligations of the Seller hereunder or thereunder, whether for indemnification payments, fees, expenses or otherwise, the Seller hereby assigns to the Agent for its benefit and the ratable benefit of the Investors and the Banks, and hereby grants to the Agent for its benefit and the ratable benefit of the Investors and the Banks, a security interest in, all of the Seller's right, title and interest in and to (A) the Originator Purchase Agreement, including, without limitation, (i) all rights of the Seller to receive moneys due or to become due under or pursuant to the Originator Purchase Agreement, (ii) all security interests and property subject thereto from time to time purporting to secure payment of monies due or to become due under or pursuant to the Originator Purchase Agreement, (iii) all rights of the Seller to receive proceeds of any insurance, indemnity, warranty or guaranty with respect to the Originator Purchase Agreement, (iv) claims of the Seller for damages arising out of or for breach of or default under the Originator Purchase Agreement, and (v) the right of the Seller to compel performance and otherwise exercise all remedies thereunder,(B) all Receivables, whether now owned and existing or hereafter acquired or arising, the Related Security with respect thereto and the Collections and all other assets, including, without limitation, accounts, chattel paper, instruments and general intangibles (as those terms are defined in the UCC), including undivided interests in any of the foregoing, owned by the Seller and not otherwise purchased under this Agreement, (C) the Lock-Box Accounts and the Cash Collateral Account and (D) to the extent not included in the foregoing, all proceeds of any and all of the foregoing.


                                   ARTICLE III

                             CONDITIONS OF PURCHASES


                  SECTION 3.01. Conditions Precedent to Initial Purchase. The initial purchase of a Receivable Interest under this Agreement is subject to the conditions precedent that the Agent shall have received on or before the date of such purchase the following, each (unless otherwise indicated) dated such date, in form and substance satisfactory to the Agent:

                  (a) Certified copies of the resolutions of the Board of Directors of the Seller and the Originator approving this Agreement and the Originator Purchase Agreement and certified copies of all documents evidencing other necessary corporate action and governmental approvals, if any, with respect to this Agreement and the Originator Purchase Agreement.

                  (b) A certificate of the Secretary or Assistant Secretary of the Seller and the Originator certifying the names and true signatures of the officers of the Seller and the Originator authorized to sign the Originator Purchase Agreement and this Agreement and the other documents to be delivered by it hereunder and thereunder.

                  (c) Acknowledgment copies or time stamped receipt copies of proper financing statements, duly filed on or before the date of such initial purchase under the UCC of all jurisdictions that the Agent may deem necessary or desirable in order to perfect the ownership and security interests contemplated by this Agreement and the Originator Purchase Agreement.

                  (d) Acknowledgment copies or time stamped receipt copies of proper financing statements, if any, necessary to release all security interests and other rights of any Person in (i) the Receivables, Contracts or Related Security previously granted by the Seller or the Originator and (ii) the collateral security referred to in Section 2.11 previously granted by the Seller.

                  (e) Completed requests for information, dated on or before the date of such initial purchase, listing all effective financing statements filed in the jurisdictions referred to in subsection (c) above that name the Seller or the Originator as debtor, together with copies of such financing statements (none of which shall cover any Receivables, Contracts, Related Security or the collateral security referred to in Section 2.11).

                  (f) Intentionally omitted.

                  (g) A favorable opinion of Pepper Hamilton LLP, counsel for the Seller and the Originator, substantially in the form of Annex C hereto and as to such other matters as the Agent may reasonably request.

                  (h) The Fee Agreement.

                  (i) The Funds Transfer Letter.

                  (j) An executed copy of the Originator Purchase Agreement.

                  (k) A copy of the by-laws of the Seller, certified by the Secretary or Assistant Secretary of the Seller.

                  (l) (i) A copy of the certificate or articles of incorporation of the Seller (which shall have been amended in a manner satisfactory to the Agent), certified as of a recent date by the Secretary of State or other appropriate official of the state of its organization, and (ii) a certificate as to the good standing of the Seller from such Secretary of State or other official, dated as of a recent date.

                  (m) A favorable opinion of Kaye Scholer LLP, counsel for the Agent, as to such matters as the Agent may reasonably request.

                  (n) The pro forma balance sheet of the Seller referred to in
Section 4.01(e).

                  (o) Evidence satisfactory to the Agent that the Seller has satisfied all of its obligations under the Existing Receivables Purchase Agreement and that the Existing Receivables Purchase Agreement has been terminated and all security interests granted thereunder have been released.

                  (p) An effective amendment executed by each Loan Party (as defined in the Credit Facility) and lenders constituting Required Lenders (as defined in the Credit Facility) party to the Credit Facility in form and substance satisfactory to the Agent.

                  (q) A fully executed Re-Purchase Agreement, dated the date hereof, between the Seller and the Originator, in form and substance satisfactory to the Agent.

                  (r) A fully executed payoff and termination letter with respect to the Existing Receivables Purchase Agreement, in form and substance satisfactory to the Agent.

                  SECTION 3.02. Conditions Precedent to All Purchases and Reinvestments. Each purchase (including the initial purchase) and each reinvestment shall be subject to the further conditions precedent that (a) in the case of each purchase, the Collection Agent shall have delivered to the Agent at least one Business Day prior to such purchase (in the case of a Monthly Report or a Weekly Report) and on the same day of (but prior to) such purchase (in the case of a Daily Report), in form and substance satisfactory to the Agent, a completed Monthly Report or, if required by Section 6.02(g)(ii) a completed Weekly Report or if required by Section 6.02(g)(iii) a completed Daily Report, containing information covering the most recently ended reporting period for which information is required pursuant to Section 6.02(g)(i), (ii) or (iii), as the case may be, and demonstrating that after giving effect to such purchase no Pool Non-Compliance Date, Event of Termination or Incipient Event of Termination under Section 7.01(i) would occur, (b) in the case of each reinvestment, the Collection Agent shall have delivered to the Agent on or prior to the date of such reinvestment, in form and substance satisfactory to the Agent, a completed Monthly Report or, if required by Section 6.02(g)(ii) a completed Weekly Report or if required by Section 6.02(g)(iii) a completed Daily Report, in each case containing information covering the most recently ended reporting period for which information is required pursuant to Section 6.02(g)(i), (ii) or (iii), as the case may be, (c) on the date of such purchase or reinvestment the following statements shall be true, except that the statement in clause (iii) below is required to be true only if such purchase or reinvestment is by an Investor (and acceptance of the proceeds of such purchase or reinvestment shall be deemed a representation and warranty by the Seller and the Collection Agent (each as to itself) that such statements are then true):

                          (i) The representations and warranties contained in
                  Section 4.01 and 4.02 are correct on and as of the date of such purchase or reinvestment as though made on and as of such date,

                          (ii) No event has occurred and is continuing, or would
                  result from such purchase or reinvestment, that constitutes an Event of Termination or an Incipient Event of Termination,

                          (iii) The Agent shall not have given the Seller at
                  least one Business Day's notice that the Investors have terminated the reinvestment of Collections in Receivable Interests, and

                          (iv) The Originator shall have sold or contributed to
                  the Seller, pursuant to the Originator Purchase Agreement, all Originator Receivables arising on or prior to such date, and

(d) The Agent shall have received such other approvals, opinions or documents as it may reasonably request.


                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES

                  SECTION 4.01. Representations and Warranties of the Seller. The Seller hereby represents and warrants as follows:

                  (a) The Seller is a corporation duly incorporated and validly existing under the laws of Delaware, and is duly qualified to do business, and is in good standing, in every jurisdiction where the nature of its business requires it to be so qualified (including, without limitation, the State of Delaware) except to the extent that the failure so to be so qualified would not reasonably be expected to materially adversely affect the collectibility of the Receivables in the Receivables Pool or the ability of the Seller to perform its obligations under this Agreement.

                  (b) The execution, delivery and performance by the Seller of the Transaction Documents and the other documents to be delivered by it hereunder, including the Seller's use of the proceeds of purchases and reinvestments, (i) are within the Seller's corporate powers, (ii) have been duly authorized by all necessary corporate action, (iii) do not contravene (1) the Seller's charter or by-laws, (2) any law, rule or regulation applicable to the Seller, (3) any contractual restriction binding on or affecting the Seller or its property or
(4) any order, writ, judgment, award, injunction or decree binding on or affecting the Seller or its property, and (iv) do not result in or require the creation of any lien, security interest or other charge or encumbrance upon or with respect to any of its properties (except for the interest created pursuant to this Agreement). Each of the Transaction Documents has been duly executed and delivered by the Seller.

                  (c) No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for the due execution, delivery and performance by the Seller of the Transaction Documents or any other document to be delivered thereunder, or to ensure that the Agent will have an undivided ownership interest in and to the Receivables, the Related Security and the Collections which is perfected and prior to all other Liens, except for the filing of UCC financing statements which are referred to therein (including, without limitation, the filing of releases of UCC financing statements described in Section 3.01(d) hereof and
Section 3.01(d) of the Originator Purchase Agreement).

                  (d) Each of the Transaction Documents constitutes the legal, valid and binding obligation of the Seller enforceable against the Seller in accordance with its terms.

                  (e) The balance sheets of the Originator and its Subsidiaries as at December 31, 2000, and the related statements of income and retained earnings of the Originator and its Subsidiaries for the fiscal year then ended, copies of which have been furnished to the Agent, fairly present the financial condition of the Originator and its Subsidiaries as at such date and the results of the operations of the Originator and its Subsidiaries for the period ended on such date, all in accordance with GAAP consistently applied, and since December 31, 2000 there has been no material adverse change in the business, operations, property or financial or other condition of the Originator. The pro forma balance sheet of the Seller as at September 30, 2001, giving effect to the initial purchase to be made under this Agreement, a copy of which has been furnished to the Agent, fairly presents the financial condition of the Seller as at such date, in accordance with GAAP, and since December 31, 2000 there has been no material adverse change in the business, operations, property or financial or other condition of the Seller.

                  (f) There is no pending or threatened action or proceeding affecting the Originator or any of its Subsidiaries before any court, governmental agency or arbitrator which may materially adversely affect the financial condition or operations of the Originator or any of its Subsidiaries or the ability of the Seller or the Originator to perform their respective obligations under the Transaction Documents, or which purports to affect the legality, validity or enforceability of the Transaction Documents; neither the Originator nor any Subsidiary is in default with respect to any order of any court, arbitration or governmental body except for defaults with respect to orders of governmental agencies which defaults are not material to the business or operations of the Originator and its Subsidiaries, taken as a whole.

                  (g) The use of all funds acquired by the Seller under this Agreement will not conflict with or contravene any of Regulations T, U and X of the Board of Governors of the

Federal Reserve System as the same may from time to time be amended, supplemented or otherwise modified.

                  (h) Immediately prior to the purchase by the Investor or the Banks, as the case may be, the Seller is the legal and beneficial owner of the Pool Receivables and Related Security free and clear of any Adverse Claim; upon each purchase or reinvestment, the Investors or the Banks, as the case may be, shall acquire an undivided percentage ownership interest to the extent of the pertinent Receivable Interest in each Pool Receivable then existing or thereafter arising and in the Related Security and Collections with respect thereto. No effective financing statement or other instrument similar in effect covering any Contract or any Pool Receivable or the Related Security or Collections with respect thereto is on file in any recording office, except those filed in favor of the Agent relating to this Agreement and those filed by the Seller pursuant to the Originator Purchase Agreement.

                  (i) Each Seller Report (if prepared by the Seller or one of its Affiliates, or to the extent that information contained therein is supplied by the Seller or an Affiliate), information, exhibit, financial statement, document, book, record or report furnished or to be furnished at any time by or on behalf of the Seller to the Agent, the Investors or the Banks in connection with this Agreement is or will be accurate in all material respects as of the date so furnished, and no such document contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary in order to make the statements contained therein, in the light of the circumstances under which they were made, not misleading.

                  (j) The principal place of business and chief executive office of the Seller and the office where the Seller keeps its records concerning the Pool Receivables are located at the address or addresses referred to in Section 5.01(b).

                  (k) The names and addresses of all the Lock-Box Banks and the Cash Collateral Bank, together with the account numbers of the Lock-Box Accounts and the Cash Collateral Account of the Seller at such Lock-Box Banks and the Cash Collateral Bank, respectively, are as specified in Schedule I hereto, as such Schedule I may be updated from time to time pursuant to Section 5.01(g).

                  (l) Each purchase of a Receivable Interest and each reinvestment of Collections in Pool Receivables will constitute (i) a "current transaction" within the meaning of Section 3(a)(3) of the Securities Act of 1933, as amended, and (ii) a purchase or other acquisition of notes, drafts, acceptances, open accounts receivable or other obligations representing part or all of the sales price of merchandise, insurance or services within the meaning of Section 3(c)(5) of the Investment Company Act of 1940, as amended.

                  (m) The Seller is not known by and does not use any tradename or doing-business-as name.

                  (n) Immediately prior to the effectiveness of this Agreement the Seller has no Debt, Adverse Claims on any of its assets, liabilities (including contingent obligations) other than accrued administrative expenses (including, without limitation, accrued rent) in an aggregate amount no to exceed $20,000. The Seller has no Subsidiaries.

                  (o) (i) The fair value of the property of the Seller is greater than the total amount of liabilities, including contingent liabilities, of the Seller, (ii) the present fair salable value of the assets of the Seller is not less than the amount that will be required to pay all probable liabilities of the Seller on its debts as they become absolute and matured,
(iii) the Seller does not intend to, and does not believe that it will, incur debts or liabilities beyond the Seller's abilities to pay such debts and liabilities as they mature and (iv) the Seller is not engaged in a business or a transaction, and is not about to engage in a business or a transaction, for which the Seller's property would constitute unreasonably small capital.

                  (p) With respect to each Pool Receivable, the Seller (i) shall have received such Pool Receivable as a contribution to the capital of the Seller by the Originator or (ii) shall have purchased such Pool Receivable from the Originator in exchange for payment (made by the Seller to the Originator in accordance with the provisions of the Originator Purchase Agreement) of cash, Deferred Purchase Price, or a combination thereof in an amount which constitutes fair consideration and reasonably equivalent value. Each such sale referred to in clause (ii) of the preceding sentence shall not have been made for or on account of an antecedent debt owed by the Originator to the Seller and no such sale is or may be voidable or subject to avoidance under any section of the Federal Bankruptcy Code.

                  SECTION 4.02. Representations and Warranties of the Collection Agent. The Collection Agent (so long as the Originator or its designee is the Collection Agent) hereby represents and warrants as follows:

                  (a) The Collection Agent is a corporation duly incorporated and validly existing under the laws of Delaware, and is duly qualified to do business, and is in good standing, in every jurisdiction where the nature of its business requires it to be so qualified (including without limitation, the State of Delaware) except to the extent that the failure so to be so qualified would not reasonably be expected to materially adversely affect the collectibility of the Receivables in the Receivables Pool or the ability of the Seller to perform its obligations under this Agreement.

                  (b) The execution, delivery and performance by the Collection Agent of this Agreement and any other documents to be delivered by it hereunder
(i) are within the Collection Agent's corporate powers, (ii) have been duly authorized by all necessary corporate action, (iii) do not contravene (1) the Collection Agent's charter or by-laws, (2) any law, rule or regulation applicable to the Collection Agent, (3) any contractual restriction binding on or affecting the Collection Agent or its property or (4) any order, writ, judgment, award, injunction or decree binding on or affecting the Collection Agent or its property, and (iv) do not result in or require the creation of any lien, security interest or other charge or encumbrance upon or with respect to any of its properties. This Agreement has been duly executed and delivered by the Collection Agent.

                  (c) No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for the due execution, delivery and performance by the Collection Agent of this Agreement or any other document to be delivered by it hereunder.

                  (d) This Agreement constitutes the legal, valid and binding obligation of the Collection Agent enforceable against the Collection Agent in accordance with its terms.

                  (e) The balance sheets of the Collection Agent and its Subsidiaries as at December 31, 2000, and the related statements of income and retained earnings of the Collection Agent and its Subsidiaries for the fiscal year then ended, copies of which have been furnished to the Agent, fairly present the financial condition of the Collection Agent and its Subsidiaries as at such date and the results of the operations of the Collection Agent and its Subsidiaries for the period ended on such date, all in accordance with GAAP consistently applied, and since December 31, 2000 there has been no material adverse change in the business, operations, property or financial or other condition of the Collection Agent. The pro forma balance sheet of the Seller as at September 30, 2001, giving effect to the initial purchase to be made under this Agreement, a copy of which has been furnished to the Agent, fairly presents the financial condition of the Seller as at such date, in accordance with GAAP, and since December 31, 2000 there has been no material adverse change in the business, operations, property or financial or other condition of the Seller.

                  (f) There is no pending or threatened action or proceeding affecting the Collection Agent or any of its Subsidiaries before any court, governmental agency or arbitrator which may materially adversely affect the financial condition or operations of the Collection Agent or any of its Subsidiaries or the ability of the Collection Agent to perform its obligations under this Agreement, or which purports to affect the legality, validity or enforceability of this Agreement.

                  (g) On the date of each purchase and reinvestment (and after giving effect thereto), the Net Receivables Pool Balance is not less than the Required Net Receivable Pool Balance.

                  (h) Immediately prior to the effectiveness of this Agreement the Seller has no Debt, Adverse Claims on any of its assets, liabilities (including contingent obligations) other than accrued administrative expenses (including, without limitation, accrued rent) in an aggregate amount no to exceed $20,000.


                                    ARTICLE V

                                    COVENANTS

                  SECTION 5.01. Covenants of the Seller. Until the latest of the Facility Termination Date or the date on which no Capital of or Yield on any Receivable Interest shall be outstanding or the date all other amounts owed by the Seller hereunder to the Investors, the Banks or the Agent are paid in full:

                  (a) Compliance with Laws, Etc. The Seller will comply in all material respects with all applicable laws, rules, regulations and orders and preserve and maintain its corporate existence, rights, franchises, qualifications, and privileges except to the extent that the failure so to comply with such laws, rules and regulations or the failure so to preserve and maintain such rights, franchises, qualifications, and privileges would not materially adversely affect the collectibility of the Receivables Pool or the ability of the Seller to perform its obligations under the Transaction Documents.

                  (b) Offices, Records, Name and Organization. The Seller will keep its principal place of business and chief executive office and the office where it keeps its records concerning the Pool Receivables at the address of the Seller set forth under its name on the signature pages to this Agreement or, upon 30 days' prior written notice to the Agent, at any other locations within the United States. The Seller will not change its name or its state of organization, unless (i) the Seller shall have provided the Agent with at least 30 days' prior written notice thereof and (ii) no later than the effective date of such change, all actions reasonably requested by the Agent to protect and perfect the interest in the Pool Receivables have been taken and completed. The Seller also will maintain and implement administrative and operating procedures (including, without limitation, an ability to recreate records evidencing Pool Receivables and related Contracts in the event of the destruction of the originals thereof), and keep and maintain all documents, books, records and other information reasonably necessary or advisable for the collection of all Pool Receivables (including, without limitation, records adequate to permit the daily identification of each Pool Receivable and all Collections of and adjustments to each existing Pool Receivable).

                  (c) Performance and Compliance with Contracts and Credit and Collection Policy. The Seller will, at its expense, timely and fully perform and comply with all material provisions, covenants and other promises required to be observed by it under the Contracts related to the Pool Receivables, and timely and fully comply in all material respects with the Credit and Collection Policy in regard to each Pool Receivable and the related Contract.

                  (d) Sales, Liens, Etc. Except for the ownership and security interests created hereunder in favor of the Agent, the Seller will not sell, assign (by operation of law or otherwise) or otherwise dispose of, or create or suffer to exist any Adverse Claim upon or with respect to, the Seller's undivided interest in any Pool Receivable, Related Security, related Contract or Collections, or upon or with respect to any account to which any Collections of any Pool Receivable are sent, or assign any right to receive income in respect thereof.

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

                  (e) Extension or Amendment of Receivables. Except as provided in Section 6.02(c), the Seller will not extend, amend or otherwise modify the terms of any Pool Receivable, or amend, modify or waive any term or condition of any Contract related thereto.

                  (f) Change in Business or Credit and Collection Policy. The Seller will not make any change in the character of its business or in the Credit and Collection Policy that would, in either case, materially adversely affect the collectibility of the Receivables Pool or the ability of the Seller to perform its obligations under this Agreement.

                  (g) Change in Payment Instructions to Obligors. The Seller will not add or terminate any bank as a Lock-Box Bank or the Cash Collateral Bank from those listed in Schedule I to this Agreement, or make any change in its instructions to Obligors regarding payments to be made to the Seller or payments to be made to any Lock-Box Bank, unless the Agent shall have received notice of such addition, termination or change (including an updated Schedule I) and a fully executed Lock-Box Agreement with each new Lock-Box Bank (or a fully executed Cash Collateral Agreement with the new Cash Collateral Bank).

                  (h) Deposits to Lock-Box Accounts. The Seller will instruct all Obligors to remit all their payments in respect of Receivables to Lock-Box Accounts. If the Seller shall receive any Collections directly, it shall immediately (and in any event within two Business Days) deposit the same to a Lock-Box Account.

                  (i) Marking of Records. At its expense, the Seller will mark its master data processing records evidencing Pool Receivables with a legend evidencing that Receivable Interests related to such Pool Receivables have been sold in accordance with this Agreement.

                  (j) Further Assurances. (i) The Seller agrees from time to time, at its expense, promptly to execute and deliver all further instruments and documents, and to take all further actions, that may be necessary or desirable, or that the Agent may reasonably request, to perfect, protect or more fully evidence the Receivable Interests purchased under this Agreement, or to enable the Investors, the Banks or the Agent to exercise and enforce their respective rights and remedies under this Agreement. Without limiting the foregoing, the Seller will, upon the request of the Agent, execute and file such financing or continuation statements, or amendments thereto, and such other instruments and documents, that may be necessary or desirable, or that the Agent may reasonably request, to perfect, protect or evidence such Receivable Interests.

                  (ii) The Seller authorizes the Agent to file financing or continuation statements, and amendments thereto and assignments thereof, relating to the Pool Receivables and the Related Security, the related Contracts and the Collections with respect thereto without the signature of the Seller where permitted by law. A photocopy or other reproduction of this Agreement shall be sufficient as a financing statement where permitted by law.

                  (k) Reporting Requirements. The Seller will provide to the Agent (in multiple copies, if requested by the Agent) the following:

                          (i) as soon as available and in any event within 60
                  days after the end of the first three quarters of each fiscal year of the Originator, consolidated balance sheets of the Originator and its Subsidiaries as of the end of such quarter and consolidated statements of income and retained earnings of the Originator and its Subsidiaries for the period commencing at the end of the previous fiscal year and ending with the end of such quarter, certified by a Responsible Financial Officer of the Originator;

                          (ii) as soon as available and in any event within 105
                  days after the end of each fiscal year of the Originator, a copy of the annual report for such year for the Originator and its Subsidiaries on a consolidated basis, containing financial statements for such year audited by PricewaterhouseCoopers LLP or other independent public accountants acceptable to the Agent;

                          (iii) as soon as available and in any event within 60
                  days after the end of the first three quarters and within 105 days after the end of the fourth fiscal quarter of each fiscal year of the Seller, a balance sheet of the Seller as of the end of such quarter and a statement of income and retained earnings of the Seller for the period commencing at the end of the previous fiscal year and ending with the end of such quarter, certified by a Responsible Financial Officer of the Seller;

                          (iv) as soon as possible and in any event within five
                  days after the occurrence of each Event of Termination or Incipient Event of Termination, a statement of a Responsible Financial Officer of the Seller setting forth details of such Event of Termination or Incipient Event of Termination and the action that the Seller has taken and proposes to take with respect thereto;

                          (v) promptly after the sending or filing thereof,
                  copies of all reports that the Originator sends to any of its security holders, and copies of all reports and registration statements that the Originator or any of its Subsidiaries files with the SEC or any national securities exchange;

                          (vi) promptly after the Seller obtains knowledge
                  thereof, notice of the occurrence of any ERISA Event that, alone or together with any other ERISA Events that have occurred, could reasonably be expected to result in liability of the Seller and any ERISA Affiliates in an aggregate amount exceeding $25,000,000;

                          (vii) at least 30 days prior to any change in the name
                  or jurisdiction of organization of the Originator, a notice setting forth the new name or jurisdiction of organization and the effective date thereof;

                          (viii) promptly after the Seller obtains knowledge
                  thereof, notice of any "Event of Termination" or "Facility Termination Date" under the Originator Purchase Agreement or any "Event of Default" under the Credit Facility;

                          (ix) so long as any Capital shall be outstanding, as
                  soon as possible and in any event no later than the day of occurrence thereof, notice that the Originator has stopped selling or contributing to the Seller, pursuant to the Originator Purchase Agreement, all newly arising Originator Receivables;

                          (x) at the earlier of the time of the delivery of the
                  financial statements provided for in clauses (i) and (ii) of this paragraph or the date on which such financial statement are required to be delivered, a certificate of a Responsible Financial Officer of the Seller to the effect that, to the best of such officer's knowledge, no Event of Termination has occurred and is continuing or, if any Event of Termination has occurred and is continuing, specifying the nature and extent thereof;

                          (xi) promptly after receipt thereof, copies of all
                  notices received by the Seller from the Originator under the Originator Purchase Agreement

                          (xii) promptly after the Seller obtains knowledge
                  thereof, notice that the aggregate Outstanding Balance of Originator Receivables is greater than $450,000,000; and

                          (xiii) such other information respecting the
                  Receivables or the condition or operations, financial or otherwise, of the Seller as the Agent may from time to time reasonably request.

                  Reports and financial statements required to be delivered pursuant to clauses (i), (ii) and (v) of this Section 5.01(k) shall be deemed to have been delivered on the date on which such reports, or reports containing such financial statements are posted on the SEC's website at www.sec.gov.

                  (1) Corporate Separateness. (i) The Seller shall at all times maintain at least one independent director who is not currently and has not been during the five years preceding the date of this Agreement an officer, director, employee or shareholder of an Affiliate of the Seller or any Other Company.

                          (ii) The Seller shall not direct or participate in the
                  management of any of the Other Companies' operations.

                          (iii) The Seller shall conduct a portion of its
                  business from an office separate from that of the Other Companies (but which may be located in the same facility as one or more of the Other Companies). The Seller shall have stationery and other business forms and a mailing address and a telephone number separate from that of the Other Companies.

                          (iv) The Seller shall at all times be adequately
                  capitalized in light of its contemplated business.

                          (v) The Seller shall at all times provide for its own
                  operating expenses and liabilities from its own funds.

                          (vi) The Seller shall maintain its assets and
                  transactions separately from those of the Other Companies and reflect such assets and transactions in financial statements separate and distinct from those of the Other Companies and evidence such assets and transactions by appropriate entries in books and records separate and distinct from those of the Other Companies. The Seller shall hold itself out to the public under the Seller's own name as a legal entity separate and distinct from the Other Companies. The Seller shall not hold itself out as having agreed to pay, or as being liable, primarily or secondarily, for, any obligations of the Other Companies.

                          (vii) The Seller shall not maintain any joint account
                  with any Other Company or become liable as a guarantor or otherwise with respect to any Debt or contractual obligation of any Other Company.

                          (viii) The Seller shall not make any payment or
                  distribution of assets with respect to any obligation of any Other Company or grant an Adverse Claim on any of its assets to secure any obligation of any Other Company.

                          (ix) The Seller shall not make loans, advances or
                  otherwise extend credit to any of the Other Companies other than Purchaser Loans on the terms and conditions set forth in the Originator Purchase Agreement.

                          (x) The Seller shall comply with all requirements of
                  the laws of the State of Delaware with respect to its corporate formation and maintenance of its independent corporate existence.

                          (xi) The Seller shall have bills of sale (or similar
                  instruments of assignment) and, if appropriate, UCC-1 financing statements, with respect to all assets purchased from any of the Other Companies.

                          (xii) The Seller shall not engage in any transaction
                  with any of the Other Companies, except as permitted by this Agreement and as contemplated by the Originator Purchase Agreement.

                          (xiii) The Seller shall comply with (and cause to be
                  true and correct) each of the facts and assumptions contained in the "true sale/non-consolidation" opinion of Pepper Hamilton LLP delivered pursuant to Section 3.01(g) and designated as Annex C to this Agreement.

                  (m) Originator Purchase Agreement. The Seller will not amend, waive or modify any provision of the Originator Purchase Agreement (provided that the Seller may extend the "Facility Termination Date" thereunder) or waive the occurrence of any "Event of Termination" under the Originator Purchase Agreement, without in each case the prior written consent of the Agent. The Seller will perform all of its obligations under the Originator Purchase Agreement in all material respects and will enforce the Originator Purchase Agreement in accordance with its terms in all material respects.

                  (n) Nature of Business. The Seller will not engage in any business other than the purchase of Receivables, Related Security and Collections from the Originator and the transactions contemplated by this Agreement. The Seller will not create or form any Subsidiary.

                  (o) Mergers, Etc. The Seller will not merge with or into or consolidate with or into, or convey, transfer, lease or otherwise dispose of (whether in one transaction or in a series of transactions), all or substantially all of its assets (whether now owned or hereafter acquired) to, or acquire all or substantially all of the assets or capital stock or other ownership interest of, or enter into any joint venture or partnership agreement with, any Person, other than as contemplated by this Agreement and the Originator Purchase Agreement.

                  (p) Distributions, Etc. The Seller will not declare or make any dividend payment or other distribution of assets, properties, cash, rights, obligations or securities on account of any shares of any class of capital stock of the Seller, or return any capital to its shareholders as such, or purchase, retire, defease, redeem or otherwise acquire for value or make any payment in respect of any shares of any class of capital stock of the Seller or any warrants, rights or options to acquire any such shares, now or hereafter outstanding; provided, however, that the Seller may declare and pay cash
             --------  -------
dividends on its capital stock to its shareholders so long as (i) no Event of Termination shall then exist or would occur as a result thereof, (ii) such dividends are in compliance with all applicable law including the corporate law of the state of Seller's incorporation, and (iii) such dividends have been approved by all necessary and appropriate corporate action of the Seller.

                  (q) Debt. The Seller will not incur any Debt, other than any Debt incurred pursuant to this Agreement and the Deferred Purchase Price.

                  (r) Certificate of Incorporation. The Seller will not amend or delete Articles THIRD, FIFTH, SEVENTH, TENTH, ELEVENTH, TWELFTH or FOURTEENTH of its certificate of incorporation.

                  (s) Tangible Net Worth. The Seller will maintain Tangible Net Worth at all times equal to at least 3% of the Outstanding Balance of the Receivables at such time.

                  (t) Misdirected Payments. The Seller will not deposit or otherwise credit, or cause to be so deposited or credited, to any Lock-Box Account cash or cash proceeds other than Collections of Receivables. The Seller shall use commercially reasonable efforts (including, without limitation, sending notices from time to time to any Person depositing or crediting to any Lock-Box Account cash or cash proceeds which are not Collections of Receivables) to prevent cash or cash proceeds other than Collections of Receivables from being deposited or credited to any Lock-Box.

                  (u) No Commingling. In the event that any cash or cash proceeds other than Collections of Receivables are deposited or credited to any Lock-Box Account, the Seller shall, or shall cause, such cash or cash proceeds to be identified and withdrawn from the Lock-Box Account within three Business Days of such deposit or credit.

                  (v) Lock-Box Agreement. No later than 45 days from the date hereof the Seller shall deliver to the Agent a fully executed Lock-Box Agreement with respect to each Lock-Box Account.

                  SECTION 5.02. Covenant of the Seller and the Originator.
Until the latest of the Facility Termination Date or the date on which no Capital of or Yield on any Receivable Interest shall be outstanding or the date all other amounts owed by the Seller hereunder to the Investors, the Banks or the Agent are paid in full, each of the Seller and the Originator will, at their respective expense (other than expenses incurred in connection with the Agent's routine annual due diligence visit), from time to time during regular business hours as requested by the Agent, permit the Agent or its agents or representatives (including independent public accountants, which may be the Seller's or the Originator's independent public accountants), (i) to conduct, on a reasonable and customary basis, periodic audits of the Receivables, the Related Security and the related books and records and collections systems of the Seller or the Originator, as the case may be, (ii) to examine and make copies of and abstracts from all books, records and documents (including, without limitation, computer tapes and disks) in the possession or under the control of the Seller or the Originator, as the case may be, relating to Pool Receivables and the Related Security, including, without limitation, the Contracts, and (iii) to visit the offices and properties of the Seller or the Originator, as the case may be, for the purpose of examining such materials described in clause (ii) above, and to discuss matters relating to Pool Receivables and the Related Security or the Seller's or the Originator's performance under the Transaction Documents or under the Contracts with any of the officers or employees of the Seller or the Originator, as the case may be, having knowledge of such matters. In addition, upon the Agent's request at least once per year, the Seller will, at its expense, appoint independent public accountants (which may, with the consent of the Agent, be the Seller's regular independent public accountants), or utilize the Agent's representatives or auditors, to prepare and deliver to the Agent a written report with respect to the Receivables and the Credit and Collection Policy (including, in each case, the systems, procedures and records relating thereto) on a scope and in a form reasonably and customarily requested by the Agent.


                                   ARTICLE VI

                          ADMINISTRATION AND COLLECTION
                               OF POOL RECEIVABLES

                  SECTION 6.01. Designation of Collection Agent. The servicing, administration and collection of the Pool Receivables shall be conducted by the Collection Agent so designated hereunder from time to time. Until the Agent gives notice to the Seller of the designation of a new Collection Agent (which notice may only be given following the occurrence of a Collection Agent Default), the Originator is hereby designated as, and hereby agrees to perform the duties and obligations of, the Collection Agent pursuant to the terms hereof. The Agent, at any time after the occurrence of a Collection Agent Default, may designate as Collection Agent any Person (including itself) to succeed the Originator or any successor Collection Agent, if such Person shall consent and agree to the terms hereof. The Collection Agent may, with the prior consent of the Agent, subcontract with any other Person for the servicing, administration or collection of the Pool Receivables. Any such subcontract shall not affect the Collection Agent's liability for performance of its duties and obligations pursuant to the terms hereof.

                  SECTION 6.02. Duties of Collection Agent. (a) The Collection Agent shall take or cause to be taken all such actions as may be necessary or advisable to collect each Pool Receivable from time to time, all in accordance with applicable laws, rules and regulations, with reasonable care and diligence, and in accordance with the Credit and Collection Policy. The Seller and the Agent hereby appoint the Collection Agent, from time to time designated pursuant to Section 6.01, as agent for themselves and for the Investors and the Banks to enforce their respective rights and interests in the Pool Receivables, the Related Security and the related Contracts. In performing its duties as Collection Agent, the Collection Agent shall exercise the same care and apply the same policies as it would exercise and apply if it owned such Receivables and shall act in the best interests of the Seller, the Investors and the Banks.

                  (b) The Collection Agent shall administer the Collections in accordance with the procedures described in Section 2.04.

                  (c) If no Event of Termination or Incipient Event of Termination shall have occurred and be continuing, the Originator, while it is the Collection Agent, may, in accordance with the Credit and Collection Policy, extend the maturity or adjust the Outstanding Balance of any Receivable as the Originator deems appropriate to maximize Collections thereof, or otherwise amend or modify the terms of any Receivable, provided that the classification of any such Receivable as a Delinquent Receivable or Defaulted Receivable shall not be affected by any such extension.

                  (d) The Collection Agent shall hold in trust for the Seller and each Investor and Bank, in accordance with their respective interests, all documents, instruments and records (including, without limitation, computer tapes or disks) which evidence or relate to Pool Receivables. The Collection Agent shall mark the Seller's master data processing records evidencing the Pool Receivables with a legend, acceptable to the Agent, evidencing that Receivable Interests therein have been sold and, at the request of the Agent, shall mark conspicuously each invoice evidencing each Pool Receivable and the related Contract with such a legend.

                  (e) The Collection Agent shall, within three Business Days following receipt thereof, turn over to the Originator any cash collections or other cash proceeds received with respect to Excluded Receivables, and, turn over to the Seller any cash collections or other cash proceeds received with respect to Receivables not constituting Pool Receivables.

                  (f) The Collection Agent shall, from time to time at the request of the Agent, furnish to the Agent (promptly after any such request) a calculation of the amounts set aside for the Investors and the Banks pursuant to
Section 2.04.

                  (g) (i) On or prior to the 20th calendar day of each month (or if such day is not a Business Day, the next Business Day), the Collection Agent shall prepare and forward to the Agent a Monthly Report relating to the Receivable Interests outstanding on the last day of the immediately preceding month.

                          (ii) If a Level I Downgrade Event (but no Level II
Downgrade Event) shall have occurred and be continuing, on or prior to the close of business on the second Business Day of each Week, the Collection Agent shall prepare and forward to the Agent a Weekly Report which shall contain information related to the Receivables current as of the close of business on the last Business Day of the preceding Week.

                          (iii) If a Level II Downgrade Event shall have
occurred and be continuing, the Collection Agent shall, by no later than 3:00 P.M. (New York City time) on each Business Day, prepare and forward to the Agent a Daily Report which shall contain information relating to the Receivables current as of the close of business on the immediately prior Business Day.

                  The Collection Agent may elect to transmit Seller Reports to the Agent by electronic mail (each an "E-Mail Seller Report") provided, that (i) the Collection Agent shall (A) make arrangements with VeriSign, Inc. (or another authenticating organization acceptable to the Agent) to enable the Collection Agent to generate digital signatures and (B) safeguard the keys, access codes or other means of generating its digital signature, (ii) each E-Mail Seller Report shall be (A) formatted as the Agent may designate from time to time and shall be digitally signed and (B) sent to the Agent at an electronic mail address designated by the Agent, and (iii) the Agent (A) shall be authorized to rely upon such E-Mail Seller Report for purposes of this

Agreement to the same extent as if the contents thereof had been otherwise delivered to the Agent in accordance with the terms of this Agreement and (B) may, upon notice in writing to the Collection Agent and the Seller, terminate the right of the Collection Agent to transmit E-Mail Seller Reports.

                  SECTION 6.03. Certain Rights of the Agent. (a) The Agent shall not deliver to the Lock-Box Banks the Notices of Effectiveness attached to the Lock-Box Agreements unless and until a Cash Control Triggering Event shall have occurred. The Seller hereby transfers to the Agent the exclusive ownership and control of the Lock-Box Accounts to which the Obligors of Pool Receivables shall make payments and the Cash Collateral Account.

                  (b) At any time following a Cash Control Triggering Event:

                          (i) The Agent may notify the Obligors of Pool
                  Receivables, at the Seller's expense, of the ownership of Receivable Interests under this Agreement and direct that all payments be made directly to the Agent or its designee.

                          (ii) At the Agent's request and at the Seller's
                  expense, the Seller shall notify each Obligor of Pool Receivables of the ownership of Receivable Interests under this Agreement and direct that payments be made directly to the Agent or its designee.

                          (iii) At the Agent's request and at the Seller's
                  expense, the Seller and the Collection Agent shall (A) assemble all of the documents, instruments and other records (including, without limitation, computer tapes and disks) that evidence or relate to the Pool Receivables and the related Contracts and Related Security, or that are otherwise necessary or desirable to collect the Pool Receivables, and shall make the same available to the Agent at a place selected by the Agent or its designee, and (B) segregate all cash, checks and other instruments received by it from time to time constituting Collections of Pool Receivables in a manner acceptable to the Agent and, promptly upon receipt, remit all such cash, checks and instruments, duly indorsed or with duly executed instruments of transfer, to the Agent or its designee.

                          (iv) The Seller authorizes the Agent to take any and
                  all steps in the Seller's name and on behalf of the Seller that are necessary or desirable, in the determination of the Agent, to collect amounts due under the Pool Receivables, including, without limitation, endorsing the Seller's name on checks and other instruments representing Collections of Pool Receivables and enforcing the Pool Receivables and the Related Security and related Contracts.

                  SECTION 6.04. Rights and Remedies. (a) If the Collection Agent fails to perform any of its obligations under this Agreement, the Agent may (but shall not be required to) itself perform, or cause performance of, such obligation; and the Agent's costs and expenses incurred in connection therewith shall be payable by the Collection Agent.

                  (b) The Seller and the Originator shall perform their respective obligations under the Contracts related to the Pool Receivables to the same extent as if Receivable Interests had not been sold and the exercise by the Agent on behalf of the Investors and the Banks of their rights under this Agreement shall not release the Collection Agent or the Seller from any of their duties or obligations with respect to any Pool Receivables or related Contracts. Neither the Agent, the Investors nor the Banks shall have any obligation or liability with respect to any Pool Receivables or related Contracts, nor shall any of them be obligated to perform the obligations of the Seller thereunder.

                  (c) In the event of any conflict between the provisions of
Article VI of this Agreement and Article VI of the Originator Purchase Agreement, the provisions of this Agreement shall control.

                  SECTION 6.05. Further Actions Evidencing Purchases. The Originator agrees from time to time, at its expense, to promptly execute and deliver all further instruments and documents, and to take all further actions, that may, to its knowledge, be necessary or desirable, or that the Agent may reasonably request, to perfect, protect or more fully evidence the Receivable Interests purchased hereunder, or to enable the Investors, the Banks or the Agent to exercise and enforce their respective rights and remedies hereunder. Without limiting the foregoing, the Originator will (i) upon the request of the Agent, execute and file such financing or continuation statements, or amendments thereto, and such other instruments and documents, that the Agent may reasonably request, to perfect, protect or evidence such Receivable Interests; (ii) mark its master data processing records evidencing the Pool Receivables with a legend, acceptable to the Agent, evidencing that Receivable Interests therein have been sold; and (iii) upon an Event of Termination and the request of the Agent, mark conspicuously each invoice evidencing each Pool Receivable with such a legend.

                  SECTION 6.06. Covenants of the Collection Agent and the Originator. (a) Audits. The Collection Agent will, from time to time during regular business hours as requested by the Agent, on a reasonable and customary basis, permit the Agent, or its agents or representatives (including independent public accountants, which may be the Collection Agent's independent public accountants), (i) to conduct periodic audits of the Receivables, the Related Security and the related books and records and collections systems of the Collection Agent, (ii) to examine and make copies of and abstracts from all books, records and documents (including, without limitation, computer tapes and disks) in the possession or under the control of the Collection Agent relating to Pool Receivables and the Related Security, including, without limitation, the Contracts, and (iii) to visit the offices and properties of the Collection Agent for the purpose of examining such materials described in clause (ii) above, and to discuss matters relating to Pool Receivables and the Related Security or the Collection Agent's performance hereunder with any of the officers or employees of the Collection Agent having knowledge of such matters.

                  (b) Change in Credit and Collection Policy. The Originator will not make any change in the Credit and Collection Policy that would impair the collectibility of any Pool Receivable or the ability of the Originator (if it is acting as Collection Agent) to perform its obligations under this Agreement. In the event that the Collection Agent or the Originator makes any change to the Credit and Collection Policy, it shall, within five Business Days of such change, provide the Agent with an updated Credit and Collection Policy and a summary of all material changes.

                  SECTION 6.07. Indemnities by the Collection Agent. Without limiting any other rights that the Agent, any Investor, any Bank or any of their respective Affiliates (each, a "Special Indemnified Party") may have hereunder or under applicable law, and in consideration of its appointment as Collection Agent, the Collection Agent hereby agrees to indemnify each Special Indemnified Party from and against any and all claims, losses and liabilities (including reasonable attorneys' fees) (all of the foregoing being collectively referred to as "Special Indemnified Amounts") arising out of or resulting from any of the following (excluding, however, (a) Special Indemnified Amounts to the extent found by a court of competent jurisdiction to have resulted from gross negligence or willful misconduct on the part of such Special Indemnified Party,
(b) recourse for uncollectible Receivables or (c) any income taxes or any other tax or fee measured by income incurred by such Special Indemnified Party arising out of or as a result of this Agreement or the ownership of Receivable Interests or in respect of any Receivable or any Contract):

                          (i) any representation made or deemed made by the
                  Collection Agent pursuant to Section 4.02(g) hereof which shall have been incorrect in any respect when made or any other representation or warranty or statement made or deemed made by the Collection Agent under or in connection with this Agreement which shall have been incorrect in any material respect when made;

                          (ii) the failure by the Collection Agent to comply
                  with any applicable law, rule or regulation with respect to any Pool Receivable or Contract; or the failure of any Pool Receivable or Contract to conform to any such applicable law, rule or regulation;

                          (iii) the failure to have filed, or any delay in
                  filing, financing statements or other similar instruments or documents under the UCC of any applicable jurisdiction or other applicable laws with respect to any Receivables in, or purporting to be in, the Receivables Pool, the Contracts and the Related Security and Collections in respect thereof, whether at the time of any purchase or reinvestment or at any subsequent time;

                          (iv) any failure of the Collection Agent to perform
                  its duties or obligations in accordance with the provisions of this Agreement;

                          (v) the commingling of Collections of Pool Receivables
                  at any time by the Collection Agent with other funds;

                          (vi) any action or omission by the Collection Agent
                  reducing or impairing the rights of the Investors or the Banks with respect to any Pool Receivable or the value of any Pool Receivable;

                          (vii) any Collection Agent Fees or other costs and
                  expenses payable to any replacement Collection Agent, to the extent in excess of the Collection Agent Fees payable to the Collection Agent hereunder; or

                          (viii) any claim brought by any Person other than a
                  Special Indemnified Party arising from any activity by the Collection Agent or its Affiliates in servicing, administering or collecting any Receivable.

                  SECTION 6.08. Cash Collateral Account. Within 10 Business Days following a Level I Downgrade Event (and in any event within two Business Days following a Level II Downgrade Event), the Collection Agent shall establish and maintain or cause to be established and maintained in the name of the Seller, for the benefit of the Investors and the Banks and under the sole dominion and control of the Agent, with a financial institution acceptable to the Agent a segregated interest bearing deposit account (the "Cash Collateral Account", and such financial institution holding such account a "Cash Collateral Bank"). Such Cash Collateral Account shall be subject to a Cash Collateral Agreement in form and substance satisfactory to the Agent, the Seller, the Collection Agent and the Cash Collateral Bank (the "Cash Collateral Agreement".

                                    ARTICLE VII

                              EVENTS OF TERMINATION

                 SECTION 7.01. Events of Termination. If any of the following events ("Events of Termination") shall occur and be continuing:

                  (a) The Collection Agent (i) shall fail to perform or observe any term, covenant or agreement under this Agreement (other than as referred to in clauses (ii), (iii), (iv), (v) or (vi) of this subsection (a)) and such failure shall remain unremedied for 10 Business Days,

(ii) shall fail to make when due any payment or deposit with respect to Fees or Yield to be made by it under this Agreement and such failure shall remain unremedied for one Business Day after notice thereof has been delivered by the Agent, (iii) shall fail to make when due any payment or deposit with respect to Capital to be made by it under this Agreement, (iv) (A) shall fail to deliver when due any Weekly Report or Daily Report and such failure shall remain unremedied for more than two Business Days, in the case of a Weekly Report, or for more than one Business Day, in the case of a Daily Report, or (B) shall fail to deliver when due more than two Weekly Reports in any calendar month or more than two Daily Reports in any calendar week, (v) shall fail to deposit into the Cash Collateral Account, when due, the correct amount of any deposit required to be made into such account, or (vi) shall fail to perform or observe any term, covenant or agreement contained in Sections 6.02 or 6.08 (other than as set forth in clauses (ii), (iii), (iv) or (v) of this subsection) and such failure shall remain unremedied for more than five Business Days; or

                  (b) The Seller shall fail to make any payment required under
Section 2.04(f) on the Business Day on which the next payment in respect of Capital is required to be made hereunder; or

                  (c) Any representation or warranty made or deemed made by the Seller or the Collection Agent (or any of their respective officers) under or in connection with this Agreement or any other Transaction Document or any information or report delivered by the Seller or the Collection Agent pursuant to this Agreement or any other Transaction Document shall prove to have been incorrect or untrue in any material respect when made or deemed made or delivered; provided, however, the making or deemed making of a incorrect or
           --------  -------
untrue representation or warranty with respect to clause (iii)(2) of Section 4.01(b) or Sections 4.01(d), (e), (f), (g), (i), (j), (k) or (m), or clause
(iii)(2) of Section 4.02(b) or Sections 4.02(d), (e) or (f) shall not constitute an Event of Termination so long as within 10 Business Days after the earliest date on which the Seller, the Originator or the Collection Agent obtains knowledge or receives notice that any such representation or warranty is incorrect or untrue (i) the Agent expressly waives in writing (at its sole and absolute discretion), the Event of Termination which would otherwise arise therefrom or (ii) the outstanding Capital hereunder is reduced to $0; or

                  (d) The Seller or the Originator (i) shall fail to perform or observe any other term, covenant or agreement contained in this Agreement (other than as referred to in clauses (ii), (iii) or (iv) of this subsection (d)) on its part to be performed or observed, (ii) shall fail to make when due any payment or deposit with respect to Fees or Yield to be made by it under this Agreement and such failure shall remain unremedied for one Business Day after notice thereof has been delivered by the Agent, (iii) shall fail to make when due any payment or deposit with respect to Capital to be made by it under this Agreement, or (iv) shall fail to perform or observe any term, covenant or agreement contained in (x) Section 5.01 (b), (e), (g), (h),(k)(vii), (t) or
Section 5.02 and such failure shall remain unremedied for 10 Business Days from the earliest date that the Seller, the Originator or the Collection Agent obtains knowledge or receives notice of such failure (provided, that with respect to Section 5.01(g) and (h) no such
                 --------
grace period shall apply if the aggregate amount of Collections subject to such failure shall exceed $1,000,000, and provided, further, that with respect to
                                     --------  -------
Section 5.01(t) no such grace period shall apply if the aggregate amount of Collections subject to such failure shall exceed $10,000,000) or (y) Section 5.01(a), (c), (f), (i), (k)(i), (k)(ii), (k)(iii), (k)(v), (k)(vi), (k)(x),
(k)(xi) and (k)(xiii) and such failure shall remain unremedied for 20 Business Days from the earliest date that the Seller, the Originator or the Collection Agent obtains knowledge or receives notice of such failure; or

                  (e) The Collection Agent or the Originator shall fail to pay any principal of or premium or interest on any of its Debt which is outstanding in a principal amount of at least $25,000,000 (such amount to be adjusted to reflect any change after the date hereof in the amount set forth in the definition of "Material Indebtedness" in the Credit Facility (which amount is $20,000,000 as of the date hereof) on a dollar for dollar basis) in the aggregate when the same becomes due and payable (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise), and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to such Debt; or any other event shall occur or condition shall exist under any agreement or instrument relating to any such Debt and shall continue after the applicable grace period, if any, specified in such agreement or instrument, if the effect of such event or condition is to accelerate, or to permit the acceleration of, the maturity of such Debt; or any such Debt shall be declared to be due and payable, or required to be prepaid (other than by a regularly scheduled required prepayment), redeemed, purchased or defeased, or an offer to repay, redeem, purchase or defease such Debt shall be required to be made, in each case prior to the stated maturity thereof; or

                  (f) Any purchase or any reinvestment pursuant to this Agreement shall for any reason (other than pursuant to the terms hereof) cease to create, or any Receivable Interest shall for any reason cease to be, a valid and perfected first priority undivided percentage ownership interest to the extent of the pertinent Receivable Interest in each applicable Pool Receivable and the Related Security and Collections with respect thereto; or the security interest created pursuant to Section 2.11 shall for any reason cease to be a valid and perfected first priority security interest in the collateral security referred to in that section; or

                  (g) The Seller, Collection Agent or the Originator shall generally not pay its debts as such debts become due, or shall admit in writing its inability to pay its debts generally, or shall make a general assignment for the benefit of creditors; or any proceeding shall be instituted by or against the Seller or the Originator seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, custodian or other similar official for it or for any substantial part of its property and, in the case of any such proceeding instituted against it (but not instituted by it), either such proceeding shall remain undismissed or unstayed for a period of 60 days, or any of the actions sought in such proceeding (including, without limitation, the entry of an order for relief against, or the appointment of a receiver, trustee, custodian or other similar official for, it or for any substantial part of its property) shall occur; or the Seller or the Originator shall take any corporate action to authorize any of the actions set forth above in this subsection (g); or

                  (h) As of the last day of any calendar month, (i) the three-month rolling weighted average Dilution Ratio shall exceed 18%, (ii) the Default Ratio shall exceed 11%, (iii) the Delinquency Ratio shall exceed 11% or
(iv) the Loss-to-Liquidation Ratio shall exceed 1.0%; provided, however, the
                                                      --------  -------
foregoing shall not constitute an Event of Termination so long as within 10 Business Days after the earlier of (A) the date that the Seller Report setting forth such calculations is required to be delivered by the Collection Agent pursuant to Section 6.01(g) and (B) the actual date of delivery of such Seller Report, either (i) the Agent expressly waives in writing, the Event of Termination which would otherwise arise therefrom or (ii) the outstanding Capital hereunder is reduced to $0; or

                  (i) (A) Prior to the occurrence of a Level I Downgrade Event, the sum of the Receivable Interests shall on any Business Day be greater than 100% and shall remain greater than 100% for a period of five consecutive Business Days; (B) after the occurrence and during the continuation of a Level I Downgrade Event (so long as no Level II Downgrade Event shall have occurred), the Net Receivables Pool Balance is less than the Required Net Receivables Pool Balance as of the close of business on the last Business Day of any Week and the Net Receivables Pool Balance shall remain less than the Required Net Receivables Pool Balance for a period of one Business Day after the delivery of the Weekly Report for such Week; or (C) after the occurrence and during the continuation of a Level II Downgrade Event, the Net Receivables Pool Balance is less than the Required Net Receivables Pool Balance as of the close of business on any Business Day and the Net Receivables Pool Balance shall remain less than the Required Net Receivables Pool Balance for a period of one Business Day after the delivery of the Daily Report for such Business Day;

                  (j) There shall occur any event which may (in the Agent's reasonable judgment) materially adversely affect (i) the collectibility of more than 20% of the Receivables in the Receivables Pool or (ii) the ability of the Seller or the Collection Agent to collect Receivables which constitute more than 20% of the Receivables which are Pool Receivables or otherwise perform its obligations under this Agreement; provided, however, the foregoing clause (i)
                                  --------  -------
shall not constitute an Event of Termination so long as within 10 Business Days thereafter, either (A) the Agent expressly waives in writing, the Event of Termination which would otherwise arise therefrom or (B) the outstanding Capital hereunder is reduced to $0; or

                  (k) An "Event of Termination" or "Facility Termination Date" shall occur under the Originator Purchase Agreement, or the Originator Purchase Agreement shall cease to be in full force and effect, or the Seller or Originator shall state so in writing; or

                  (l) All of the outstanding capital stock of the Seller shall cease to be owned, directly or indirectly, by the Originator; or

                  (m) (i) The Consolidated Leverage Ratio shall exceed 3.5:1.00 at any time or (ii) the Consolidated Interest Coverage Ratio for any period of four consecutive fiscal quarters of the Originator shall be less than 4.00:1.00; or

                  (n) a Collection Agent Default shall occur; or

then, and in any such event, any or all of the following actions may be taken by notice to the Seller: (x) the Investor or the Agent may declare the Facility Termination Date to have occurred (in which case the Facility Termination Date shall be deemed to have occurred), (y) the Agent may declare the Commitment Termination Date to have occurred (in which case the Commitment Termination Date shall be deemed to have occurred), and (z) without limiting any right under this Agreement to replace the Collection Agent, the Agent may designate another Person to succeed the Originator as the Collection Agent so long as a Collection Agent Default shall have occurred and be continuing; provided, that,
                                                     --------
automatically upon the occurrence of any event (without any requirement for the passage of time or the giving of notice) described in paragraph (g) of this
Section 7.01, the Facility Termination Date and the Commitment Termination Date shall occur, the Originator (if it is then serving as the Collection Agent) shall cease to be the Collection Agent, and the Agent or its designee shall become the Collection Agent. Upon any such declaration or designation or upon such automatic termination, the Investors, the Banks and the Agent shall have, in addition to the rights and remedies which they may have under this Agreement, all other rights and remedies provided after default under the UCC and under other applicable law, which rights and remedies shall be cumulative.


                                   ARTICLE VIII

                                    THE AGENT

                  SECTION 8.01. Authorization and Action. Each Investor and each Bank hereby appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under this Agreement as are delegated to the Agent by the terms hereof, together with such powers as are reasonably incidental thereto.

                  SECTION 8.02. Agent's Reliance, Etc. Neither the Agent nor any of its directors, officers, agents or employees shall be liable for any action taken or omitted to be taken by it or them as Agent under or in connection with this Agreement (including, without limitation, the Agent's servicing, administering or collecting Pool Receivables as Collection Agent), except for its or their own gross negligence or willful misconduct. Without limiting the generality of the foregoing, the Agent: (a) may consult with legal counsel (including counsel for the Seller and the Collection Agent), independent certified public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts; (b) makes no warranty or representation to any Investor or Bank (whether written or oral) and shall not be responsible to any Investor or Bank for any statements, warranties or representations (whether written or oral) made in or in connection with this Agreement; (c) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of this Agreement on the part of the Seller or the Collection Agent or to inspect the property (including the books and records) of the Seller or the Collection Agent; (d) shall not be responsible to any Investor or Bank for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any other instrument or document furnished pursuant hereto; and (e) shall incur no liability under or in respect of this Agreement by acting upon any notice (including notice by telephone), consent, certificate or other instrument or writing (which may be by telecopier or telex) believed by it to be genuine and signed or sent by the proper party or parties.

                  SECTION 8.03. CNAI and Affiliates. The obligation of Citibank to purchase Receivable Interests under this Agreement may be satisfied by CNAI or any of its Affiliates. With respect to any Receivable Interest or interest therein owned by it, CNAI shall have the same rights and powers under this Agreement as any Bank and may exercise the same as though it were not the Agent. CNAI and any of its Affiliates may generally engage in any kind of business with the Seller, the Collection Agent or any Obligor, any of their respective Affiliates and any Person who may do business with or own securities of the Seller, the Collection Agent or any Obligor or any of their respective Affiliates, all as if CNAI were not the Agent and without any duty to account therefor to the Investors or the Banks.

                  SECTION 8.04. Bank's Purchase Decision. Each Bank acknowledges that it has, independently and without reliance upon the Agent, any of its Affiliates or any other Bank and based on such documents and information as it has deemed appropriate, made its own evaluation and decision to enter into this Agreement. Each Bank also acknowledges that it will, independently and without reliance upon the Agent, any of its Affiliates or any other Bank and based on such documents and information as it shall deem appropriate at the time, continue to make its own decisions in taking or not taking action under this Agreement.


                                   ARTICLE IX

                                 INDEMNIFICATION


                  SECTION 9.01. Indemnities by the Seller. Without limiting any other rights that the Agent, the Investors, the Banks or any of their respective Affiliates (each, an "Indemnified Party") may have hereunder or under applicable law, the Seller hereby agrees to indemnify each

Indemnified Party from and against any and all claims, losses and liabilities (including reasonable attorneys' fees) (all of the foregoing being collectively referred to as "Indemnified Amounts") arising out of or resulting from this Agreement or the other Transaction Documents or the use of proceeds of purchases or reinvestments or the ownership of Receivable Interests or in respect of any Receivable or any Contract, excluding, however, (a) Indemnified Amounts to the extent found by a court of competent jurisdiction to have resulted from gross negligence or willful misconduct on the part of such Indemnified Party, (b) recourse (except as otherwise specifically provided in this Agreement) for uncollectible Receivables or (c) any income taxes incurred by such Indemnified Party arising out of or as a result of this Agreement or the ownership of Receivable Interests or in respect of any Receivable or any Contract. Without limiting or being limited by the foregoing, the Seller shall pay on demand to each Indemnified Party any and all amounts necessary to indemnify such Indemnified Party from and against any and all Indemnified Amounts relating to or resulting from any of the following:

                          (i) the characterization in any Seller Report or other
                  written statement made by or on behalf of the Seller of any Receivable as an Eligible Receivable or as included in the Net Receivables Pool Balance which, as of the date of such Seller Report or other statement, is not an Eligible Receivable or should not be included in the Net Receivables Pool Balance;

                          (ii) any representation or warranty or statement made
                  or deemed made by the Seller (or any of its officers) under or in connection with this Agreement or any of the other Transaction Documents which shall have been incorrect in any material respect when made;

                          (iii) the failure by the Seller or the Originator to
                  comply with any applicable law, rule or regulation with respect to any Pool Receivable or the related Contract; or the failure of any Pool Receivable or the related Contract to conform to any such applicable law, rule or regulation;

                          (iv) the failure to vest in the Investors or the
                  Banks, as the case may be, (a) a perfected undivided percentage ownership interest, to the extent of each Receivable Interest, in the Receivables in, or purporting to be in, the Receivables Pool and the Related Security and Collections in respect thereof, or (b) a perfected security interest as provided in Section 2.11, in each case free and clear of any Adverse Claim;

                          (v) the failure to have filed, or any delay in filing,
                  financing statements or other similar instruments or documents under the UCC of any applicable jurisdiction or other applicable laws with respect to any Receivables in, or purporting to be in, the Receivables Pool and the Related Security and Collections in respect thereof, whether at the time of any purchase or reinvestment or at any subsequent time;

                          (vi) any dispute, claim, offset or defense (other than
                  discharge in bankruptcy of the Obligor) of the Obligor to the payment of any Receivable in, or purporting to be in, the Receivables Pool (including, without limitation, a defense based on such Receivable or the related Contract not being a legal, valid and binding obligation of such Obligor enforceable against it in accordance with its terms), or any other claim resulting from the sale of the merchandise or services related to such Receivable or the furnishing or failure to furnish such merchandise or services or relating to collection activities with respect to such Receivable (if such collection activities were performed by the Seller or any of its Affiliates acting as Collection Agent);

                          (vii) any failure of the Seller to perform its duties
                  or obligations in accordance with the provisions hereof or to perform its duties or obligations under the Contracts;

                          (viii) any products liability or other claim arising
                  out of or in connection with merchandise, insurance or services which are the subject of any Contract;

                          (ix) the commingling of Collections of Pool
                  Receivables at any time with other funds;

                          (x) any third party investigation, litigation or
                  proceeding related to this Agreement or the use of proceeds of purchases or reinvestments or the ownership of Receivable Interests or in respect of any Receivable or Related Security or Contract (excluding any collection costs of the Agent, the Investors or the Banks arising directly from the financial inability of an Obligor to pay in respect of any Receivable);

                          (xi) any failure of the Seller to comply with its
                  covenants contained in this Agreement or any other Transaction Document;

                          (xii) any claim brought by any Person other than an
                  Indemnified Party arising from any activity by the Seller or any Affiliate of the Seller in servicing, administering or collecting any Receivable; or

                          (xiii) the failure of the Seller or the Originator to
                  comply with any term or provision of any Contract that contains a confidentiality provision that purports to restrict the ability of the Agent, the Investors or the Banks to exercise their rights under this Agreement, including, without limitation, their right to review the Contract.


                                    ARTICLE X

                                  MISCELLANEOUS

                  SECTION 10.01. Amendments, Etc. No amendment or waiver of any provision of this Agreement or consent to any departure by the Seller therefrom shall be effective unless in a writing signed by the Agent, as agent for the Investors and the Banks (and, in the case of any amendment, also signed by the Seller), and then such amendment, waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided,
                                                                    --------
however, that no amendment, waiver or consent shall, unless in writing and
-------
signed by the Collection Agent in addition to the Agent, affect the rights or duties of the Collection Agent under this Agreement. No failure on the part of the Investors, the Banks or the Agent to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right.

                  SECTION 10.02. Notices, Etc. All notices and other communications hereunder shall, unless otherwise stated herein, be in writing (which shall include facsimile communication) and faxed or delivered, to each party hereto, at its address set forth under its name on the signature pages hereof or at such other address as shall be designated by such party in a written notice to the other parties hereto. Notices and communications by facsimile shall be effective when sent (and shall be followed by hard copy sent by regular mail), and notices and communications sent by other means shall be effective when received.

                  SECTION 10.03. Assignability. (a) This Agreement and the Investors' rights and obligations herein (including ownership of each Receivable Interest) shall be assignable by the Investors and their successors and assigns (prior to an Event of Termination or Incipient Event of Termination, with the prior written consent of the Seller, such consent not to be unreasonably withheld or delayed; provided that assignments to the Agent or an Affiliate of
                     --------
the Agent or to a receivables securitization company administered by the Agent or an Affiliate of the Agent shall not require such consent). Each assignor of a Receivable Interest or any interest therein shall notify the Agent and the Seller of any such assignment. Each assignor of a Receivable Interest or any interest therein may, in connection with the assignment or participation, disclose to the assignee or participant any information relating to the Seller or the Originator, including the Receivables, furnished to such assignor by or on behalf of the Seller or by the Agent; provided that, prior to any such disclosure, the assignee or participant agrees to preserve the confidentiality of any confidential information relating to the Seller or the Originator received by it from any of the foregoing entities.

                  (b) Each Bank may assign to any Eligible Assignee or to any other Bank all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Bank Commitment and any Receivable Interests or interests therein owned by it) (prior to an Event of Termination or Incipient Event of Termination, with the prior written consent of the Seller, such consent not to be unreasonably withheld or delayed; provided that assignments to the Agent or an Affiliate of the Agent shall not require such consent). The parties to each such assignment shall execute and deliver to the Agent an Assignment and Acceptance. In addition, Citibank or any of its Affiliates may assign any of its rights (including, without limitation, rights to payment of Capital and Yield) under this Agreement to any Federal Reserve Bank without notice to or consent of the Seller or the Agent.

                  (c) This Agreement and the rights and obligations of the Agent herein shall be assignable by the Agent and its successors and assigns.

                  (d) The Seller may not assign its rights or obligations hereunder or any interest herein without the prior written consent of the Agent.

                  SECTION 10.04. Costs, Expenses and Taxes. (a) In addition to the rights of indemnification granted under Section 9.01 hereof, the Seller agrees to pay on demand all costs and expenses in connection with the preparation, execution, delivery and administration (including periodic auditing and the other activities contemplated in Section 5.02) of this Agreement, any Asset Purchase Agreement and the other documents and agreements to be delivered hereunder, including, without limitation, the reasonable fees and out-of-pocket expenses of counsel for the Agent, CNAI, CIESCO, Citibank and their respective Affiliates with respect thereto and with respect to advising the Agent, CNAI, CIESCO, Citibank and their respective Affiliates as to their rights and remedies under this Agreement, and all costs and expenses, if any (including reasonable counsel fees and expenses), of the Agent, CNAI, the Investors, the Banks and their respective Affiliates, in connection with the enforcement of this Agreement and the other documents and agreements to be delivered hereunder.

                  (b) In addition, the Seller shall pay (i) to the extent not included in the calculation of Yield, any and all commissions of placement agents and dealers in respect of commercial paper notes issued to fund the purchase or maintenance of any Receivable Interest, and (ii) any and all costs and expenses of any issuing and paying agent or other Person responsible for the administration of CIESCO's commercial paper program in connection with the preparation, completion, issuance, delivery or payment of commercial paper notes issued to fund the purchase or maintenance of any Receivable Interest.

                  (c) The Seller also shall pay on demand all other costs, expenses and taxes (excluding the cost of auditing CIESCO's books by certified public accountants, the cost of rating CIESCO's commercial paper by independent financial rating agencies and income taxes)
incurred by CIESCO or any partner of CIESCO ("Other Costs"), including the taxes (excluding income taxes) resulting from CIESCO's operations, and the reasonable fees and out-of-pocket expenses of counsel for any partner of CIESCO with respect to advising as to rights and remedies under this Agreement, the enforcement of this Agreement or advising as to matters relating to CIESCO's operations; provided that the Seller and any other Persons who from time to time
            --------
sell receivables or interests therein to CIESCO ("Other Sellers") each shall be liable for such Other Costs ratably in accordance with the usage under their respective facilities; and provided further that if such Other Costs are
                           -------- -------
attributable to the Seller and not attributable to any Other Seller, the Seller shall be solely liable for such Other Costs.

                  SECTION 10.05. No Proceedings. Each of the Seller, the Agent, the Collection Agent, each Investor, each Bank, each assignee of a Receivable Interest or any interest therein and each entity which enters into a commitment to purchase Receivable Interests or interests therein hereby agrees that it will not institute against, or join any other Person in instituting against, CIESCO any proceeding of the type referred to in Section 7.01(g) so long as any commercial paper or other senior indebtedness issued by CIESCO shall be outstanding or there shall not have elapsed one year plus one day since the last day on which any such commercial paper or other senior indebtedness shall have been outstanding.

                  SECTION 10.06. Confidentiality. (a) The Seller, the
Originator and the Collection Agent each agrees to maintain the confidentiality of this Agreement in communications with third parties and otherwise; provided that this Agreement may be disclosed (i) to third parties to the extent such disclosure is made pursuant to a written agreement of confidentiality in form and substance reasonably satisfactory to the Agent, (ii) to the legal counsel and auditors of the Seller and the Collection Agent if they agree to hold it confidential and (iii) to the extent required by applicable law or regulation or by any court, regulatory body or agency having jurisdiction over such party; and provided, further, that such party shall have no obligation of confidentiality
--------  -------
in respect of any information which may be generally available to the public or becomes available to the public through no fault of such party.

                  (b) Each Investor, each Bank and the Agent agrees to maintain the confidentiality of all information with respect to the Seller, the Originator or the Receivables Pool (including the Seller Reports) furnished or delivered to it pursuant to this Agreement; provided, that such information may
                                            --------
be disclosed (i) to such party's legal counsel and auditors and to such party's assignees and participants and potential assignees and participants and their respective counsel if they agree to hold it confidential, (ii) to the rating agencies and the providers of credit enhancement or liquidity for each Investor, and (iii) to the extent required by applicable law or regulation or by any court, regulatory body or agency having jurisdiction over such party; and provided, further, that such party shall have no obligation of confidentiality
--------  -------
in respect of any information which may be generally available to the public or becomes available to the public through no fault of such party.

                  SECTION 10.07. GOVERNING LAW. THIS AGREEMENT SHALL, IN ACCORDANCE WITH SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK, BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK WITHOUT REGARD TO ANY CONFLICT OF LAWS PRINCIPLES THEREOF THAT WOULD CALL FOR THE APPLICATION OF THE LAWS OF ANY OTHER JURISDICTION, EXCEPT TO THE EXTENT THAT, PURSUANT TO THE UCC OF THE STATE OF NEW YORK, THE PERFECTION AND THE EFFECT OF PERFECTION OR NON-PERFECTION OF THE INTERESTS OF THE INVESTORS AND THE BANKS IN THE RECEIVABLES AND THE ORIGINATOR PURCHASE AGREEMENT ARE GOVERNED BY THE LAWS OF A JURISDICTION OTHER THAN THE STATE OF NEW YORK.

                  SECTION 10.08. Execution in Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement.

                  SECTION 10.09. Survival of Termination. The provisions of Sections 2.08, 2.09, 6.07, 9.01, 10.04, 10.05 and 10.06 shall survive any termination of this Agreement.

                  SECTION 10.10. Consent to Jurisdiction. (a) Each party hereto hereby irrevocably submits to the non-exclusive jurisdiction of any New York State or Federal court sitting in New York City in any action or proceeding arising out of or relating to this Agreement, and each party hereto hereby irrevocably agrees that all claims in respect of such action or proceeding may be heard and determined in such New York State court or, to the extent permitted by law, in such Federal court. The parties hereto hereby irrevocably waive, to the fullest extent they may effectively do so, the defense of an inconvenient forum to the maintenance of such action or proceeding. The parties hereto agree that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

                  (b) Each of the Seller, the Collection Agent and the Originator consents to the service of any and all process in any such action or proceeding by the mailing of copies of such process to it at its address specified in Section 10.02. Nothing in this Section 10.10 shall affect the right of the Investors, any Bank or the Agent to serve legal process in any other manner permitted by law.

                  SECTION 10.11. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW, TRIAL BY JURY IN ANY JUDICIAL PROCEEDING INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER (WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE) IN ANY WAY ARISING OUT OF, RELATED TO, OR

CONNECTED WITH THIS AGREEMENT OR ANY DOCUMENT EXECUTED OR DELIVERED PURSUANT HERETO.


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                                       67

                  IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.



         SELLER:                   LEXMARK RECEIVABLES CORPORATION


                                    By:  /s/Kurt Braun
                                         ---------------------------------------
                                            Title: Treasurer

                                            639 Isbell Road
                                            Suite 390
                                            Reno, Nevada  89509
                                            Facsimile No. 775-823-3099
                                            Telephone No. 775-823-3080


         INVESTOR:             CIESCO L.P.

                                    By:  Citicorp North America,
                                            Inc., as Attorney-in-Fact


                                      By:  /s/Lain Gutierrez
                                           -------------------------------------
                                            Vice President

                                            450 Mamaroneck Avenue
                                            Harrison, N.Y.  10528
                                            Attention: Global Securitization
                                            Facsimile No. 914-899-7890

         AGENT:                     CITICORP NORTH AMERICA, INC.,
                                       as Agent


                                    By: /s/Lain Gutierrez
                                        ----------------------------------------
                                            Vice President
                                            450 Mamaroneck Avenue
                                            Harrison, N.Y.  10528
                                            Attention: Global Securitization
                                            Facsimile No. 914-899-7890

         BANK:                      CITIBANK, N.A.


                                    By:  /s/Lain Gutierrez
                                         ---------------------------------------
                                            Attorney-in-Fact
                                            Percentage Interest:  100%

                                            450 Mamaroneck Avenue
                                            Harrison, N.Y.10528
                                            Facsimile No. 914-899-7890

         ORIGINATOR
         AND COLLECTION
         AGENT:                     LEXMARK INTERNATIONAL, INC.


                                    By:  /s/Kurt Braun
                                         ---------------------------------------
                                            Title:  Treasurer

                                            740 West New Circle Road
                                            Building 1, Dept. 857
                                            Lexington, Kentucky  40550
                                            Facsimile No. 859-232-5137
                                            Telephone No. 859-232-3645